As filed with the Securities and Exchange Commission on August 7, 2006

File No. 333-131417

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5
TO
FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FORTISSIMO ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	02-0762508
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

14 Hamelacha Street
Park Afek, Rosh Ha’ayin 48091 Israel
011-972-3-915-7400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Yuval Cohen, Chief Executive Officer
14 Hamelacha Street
Park Afek, Rosh Ha’ayin 48091 Israel
011-972-3-915-7400

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Brian B. Margolis, Esq.	David Alan Miller, Esq.
Proskauer Rose LLP	Graubard Miller
1585 Broadway	The Chrysler Building
New York, New York 10036-8299	405 Lexington Avenue
(212) 969-3000	New York, New York 10174
(212) 969-2900 – Facsimile	(212) 818-8800
(212) 818-8881 – Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two forms of prospectus: one to be used in connection with an initial public offering of up to 4,600,000 units, each unit consisting of one share of our common stock and two warrants (the “Prospectus”); and one to be used in connection with the potential resale of an aggregate of 333,334 Insider Units, each Insider Unit consisting of one share of our common stock and two warrants, by one or more selling securityholders (the “Selling Securityholder Prospectus”). The Prospectus and Selling Securityholder Prospectus will be identical in all respects except for the alternate pages for the Selling Securityholder Prospectus included herein which are labeled “Alternate Page for Selling Securityholder Prospectus.”

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus

Subject To Completion, August 7, 2006

PROSPECTUS

$24,000,000

FORTISSIMO ACQUISITION CORP.

4,000,000 units

_____________________

Fortissimo Acquisition Corp. is a blank check company recently formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business that has operations or facilities located in Israel, or that is a company operating outside of Israel which management believes would benefit from establishing operations or facilities in Israel. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit that we are offering has a price of $6.00 and consists of:

•

one share of our common stock; and

•

two warrants.

Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination and _______ __, 2007 [one year from the date of this prospectus], and will expire on _______ __, 2010 [four years from the date of this prospectus], or earlier upon redemption.

We have granted EarlyBirdCapital, Inc., the underwriter for this offering, a 45-day option to purchase up to 600,000 additional units solely to cover over-allotments, if any (over and above the 4,000,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell, for $100, to EarlyBirdCapital, Inc., as additional compensation, an option to purchase up to a total of 400,000 units at $7.50 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

Fortissimo Capital Fund GP, L.P., (“FCF”), one of our initial stockholders, has committed to purchase an aggregate of 333,334 units (the “Insider Units”) at $6.00 per unit (for an aggregate purchase price of $2,000,004) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from the sale of the Insider Units will be placed in the trust fund described below. The Insider Units will be identical to the units being offered by this prospectus; however, FCF has waived the right to receive distributions upon our liquidation prior to a business combination with respect to the securities underlying these units. The Insider Units have been registered for resale under the registration statement of which this prospectus forms a part, but FCF has contractually agreed that the units and underlying securities will not be sold or transferred by it until after we have completed a business combination.

There is presently no public market for our units, common stock or warrants. The units will be quoted on the OTC Bulletin Board under the symbol _______ on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the common stock and warrants will be quoted on the OTC Bulletin Board under the symbols _______ and _______, respectively. We cannot assure you that our securities will continue to be quoted on the OTC Bulletin Board.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page  11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions(1)	Proceeds, Before Expenses, to Us
Per unit	$6.00	$0.48	$5.52
Total	$24,000,000	$1,920,000	$22,080,000

——————

(1)

Includes a non-accountable expense allowance in the amount of 1% of the gross proceeds, or $0.06 per unit ($240,000 in total) payable to EarlyBirdCapital. The non-accountable expense allowance is not payable with respect to the units sold upon exercise of the over-allotment option. Of the underwriting discount and commissions, $240,000 ($0.06 per unit) is being deferred by the underwriter and will not be payable by us to the underwriter unless and until we consummate a business combination.

$21,159,996 of the net proceeds we receive from this offering (which includes $240,000 of underwriting discounts and commissions payable to the underwriter in this offering which is being deferred by them until we consummate a business combination), plus the additional $2,000,004 we will receive from the sale of Insider Units taking place simultaneously with the consummation of this offering, totaling $23,160,000 ($5.79 per unit sold to the public in this offering) will be deposited into a trust account at Lehman Brothers Inc. maintained by American Stock Transfer & Trust Company, acting as trustee.

We are offering the units for sale on a firm-commitment basis. EarlyBirdCapital expects to deliver our securities to investors in the offering on or about _______ __, 2006.

EarlyBirdCapital, Inc.

_______ __, 2006

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. Unless otherwise stated in this prospectus:

•

“we,” “us” or “our company” refers to Fortissimo Acquisition Corp.;

•

“public stockholders” refers to the holders of the shares of common stock which are being sold as part of the units in this offering (whether they are purchased in this offering or in the aftermarket), including any of our initial stockholders to the extent that they purchase such shares;

•

“initial shares” refers to the 1,000,000 shares of common stock that our “initial stockholders” originally purchased from us for $25,000 in December 2005;

•

“Insider Units” refers to the 333,334 units we are selling on a private placement basis to one of our initial stockholders upon consummation of this public offering;

•

“business combination” refers solely to our initial business combination with an operating business; and

•

the information in this prospectus assumes that the  underwriter will not exercise its over-allotment option and that the underwriter will not exercise its purchase option.

We are a blank check company organized under the laws of the State of Delaware on December 27, 2005. We were formed with the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business that has operations or facilities located in Israel, or that is a company operating outside of Israel which management believes would benefit from establishing operations or facilities in Israel. To date, our efforts have been limited to organizational activities. Our efforts in identifying a prospective target business will not be limited to any particular industry, although we intend to focus our search on target businesses in Israel or that would benefit from having operations in Israel.

Based on information publicly available from the Israel Venture Capital (IVC) Research Center, the Israel Venture Association (IVA) and the government of Israel’s Ministry of Industry, Trade and Labor, we believe that Israel represents an attractive environment for a target business for several reasons, including:

•

Israel’s Central Bureau of Statistics reported that Israel’s Gross Domestic Product grew by 5.2% in 2005, ranking it as one of the fastest growing economies in the western world;

•

Israel’s Central Bank reported that foreign investments in Israel have risen consecutively in the last 3 years, reaching a record $9.7 billion in 2005, a 67% rise from 2004;

•

According to the Israeli Ministry of Industry, Trade and Labor, Israeli companies are offered favorable tax incentives and government funding plans;

•

According to the Israeli Ministry of Industry, Trade and Labor, Israel offers the modern infrastructure, protection and services required for businesses to compete effectively including protection of trademarks and patents, a transparent financial and legal system and sophisticated capital markets that allow companies to simultaneously list their securities on Israeli and foreign exchanges;

•

Fitch and other rating agencies have maintained Israel’s credit rating at “A-”, noting the rapid growth of the Israeli economy, Israel’s low government deficit and a decrease in the Israeli government’s debt level as positive factors in the country’s risk profile;

•

According to the Israeli Ministry of Foreign Affairs, Israeli universities and research institutions have produced significant research and innovations and, due to their outstanding reputation, have attracted prominent scientists, researchers, and professors from outside of Israel;

•

According to the Consulate General of Israel, Israel has more startup companies, in absolute terms, than any other country in the world other than the United States;

•

Israeli-based technology companies rank as the most listed non-U.S. based technology companies on the Nasdaq Stock Market, according to the Nasdaq Stock Market, and also rank highly in the number of listed technology companies on many European stock exchanges; and

•

In 2005, the Israeli Government continued its policy of accelerated privatization and has pledged to maintain this policy in 2006.

We are not required to consummate a business combination with a target business in any particular industry. However, we will not enter into a business combination unless the target company already has operations in Israel or agrees to establish operations in Israel (by which we mean some sort of significant activity in one or more of the following areas: research and development, sales and marketing, manufacturing or administration).

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate. While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business whose fair market value is at least equal to 80% of our net assets (all of our assets, including the funds held in the trust account, less our liabilities) at the time of such acquisition. Consequently, it is likely that we will have the ability to effect a business combination with only a single operating business. We may further seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the seller of such business and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such arrangement and have no current intention of doing so.

Our principal executive offices are located at 14 Hamelacha Street, Park Afek, Rosh Ha’ayin 48091, Israel, and our telephone number is 972-3-915-7400.

The Offering

Securities offered:	4,000,000 units, at $6.00 per unit, each unit consisting of:
• one share of common stock; and
• two warrants.

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus, unless EarlyBirdCapital determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular. In no event will EarlyBirdCapital allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K information indicating if EarlyBirdCapital has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

Securities sold to insiders

333,334 units at $6.00 per unit (for an aggregate purchase price of $2,000,004) will be sold to Fortissimo Capital Fund GP, L.P., (“FCF”), one of our initial stockholders, pursuant to a letter agreement between us, FCF and EarlyBirdCapital. FCF is the general partner of three parallel partnerships that invest in growth equity opportunities in Israeli-related technology companies: (i) Fortissimo Capital Fund, L.P.; (ii) Fortissimo Capital Fund (Israel), L.P., and (iii) Fortissimo Capital Fund (Israel-DP), L.P. (collectively the limited partnerships are referred to as “Fortissimo”).

This purchase will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from the sale of the Insider Units will be placed in the trust fund described below. The Insider Units will be identical to the units being offered by this prospectus; however, FCF has waived the right to receive distributions upon our liquidation prior to a business combination with respect to the securities underlying these units. The Insider Units have been registered for resale under the registration statement of which this prospectus forms a part, but FCF has contractually agreed that the units and underlying securities will not be sold or transferred by it until after we have completed a business combination.

We have agreed that, so long as the warrants included within the Insider Units are held by FCF or its affiliates, such warrants may be exercisable by the holder on a cashless basis.

Common stock:
Number outstanding before this offering	1,000,000 shares
Number to be outstanding after this offering	5,333,334 shares (including the 333,334 shares included in the Insider Units)
Warrants:
Number outstanding before this offering	0 warrants
Number to be outstanding after this offering	8,666,668 warrants (including the 666,668 warrants included in the Insider Units)
Exercisability	Each warrant is exercisable for one share of common stock.
Exercise price

$5.00. With respect to any warrants underlying the Insider Units, so long as such warrants are held by FCF or its affiliates, the holder of such warrants may pay the exercise price by surrendering its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the five trading days ending on the trading day prior to the date on which the warrants are exercised.

Exercise period	The warrants will become exercisable on the later of:
• the completion of a business combination with a target business, and
• [________], 2007 [one year from the date of this prospectus].
The warrants will expire at 5:00 p.m., New York City time, on [________], 2010 [four years from the date of this prospectus] or earlier upon redemption.
Redemption	We may redeem the outstanding warrants (including any warrants included within the Insider Units and issued upon exercise of the unit purchase option), with the prior consent of EarlyBirdCapital:
• in whole and not in part,

•

at a price of $.01 per warrant at any time while the warrants are exercisable, (which will only occur if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current),

• upon a minimum of 30 days’ prior written notice of redemption, and

•

if, and only if, the last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

The redemption criteria for our warrants have been established at a price which is intended to provide warrantholders a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

In the event we call the warrants for redemption, we shall have the ability to determine whether holders of those warrants shall be required to pay the exercise price in cash or whether they shall be required to exercise the warrants on a cashless basis. If we require holders of the warrants to exercise the warrants on a cashless basis, the holder of such warrants (including those warrants underlying the Insider Units) shall pay the exercise price by surrendering such warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “redemption fair market value” (defined below) by (y) the redemption fair market value. The “redemption fair market value” shall mean the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of the warrants.

Since we may redeem the warrants only with the prior written consent of EarlyBirdCapital and EarlyBirdCapital may hold warrants subject to redemption, it may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that EarlyBirdCapital will consent to such redemption if it is not in its best interest even if it is in our best interest.

Proposed OTC Bulletin Board symbols for our:
Units	[______]
Common stock	[______]
Warrants	[______]
Offering proceeds to be held in trust:

$21,159,996 of the net proceeds we receive from this offering, (which includes $240,000 of underwriting discounts and commissions payable to the underwriter in this offering which is being deferred by it until we consummate a business combination), plus the additional $2,000,004 we will receive from the sale of Insider Units, totaling $23,160,000 ($5.79 per unit sold to the public in this offering) will be placed in a trust account at Lehman Brothers Inc., maintained by American Stock Transfer & Trust Company, pursuant to an agreement to be signed on the date of this prospectus. These proceeds will not be released until the earlier of the completion of a business combination and our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust fund will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These expenses may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $780,004).

The proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders.  Accordingly, we cannot assure you that the per-share distribution from the trust fund will not be less than $5.79, plus interest, due to such claims.

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust fund have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Limited payments to insiders:

There will be no fees or other cash payments paid to our existing security holders or our officers and directors prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is), other than:

• repayment of an aggregate of $115,000 in non-interest bearing loans made by FCF;
• payment of $7,500 per month to Fortissimo Capital Management Ltd. for office space and related services; and

•

reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

Certificate of Incorporation

As discussed below, there are specific provisions in our certificate of incorporation that may not be amended prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination, allow our stockholders to seek conversion of their shares if they do not approve of such a business combination and to liquidate if we do not complete such a business combination within a specific period of time. While we have been advised that such provisions limiting our ability to amend our certificate of incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article Sixth of our certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions.

Stockholders must approve business combination:

We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our certificate of incorporation. In connection with the vote required for any business combination, all of our initial stockholders have agreed to vote their initial shares in accordance with the majority of the shares of common stock voted by the public stockholders. Pursuant to the provisions of our Amended and Restated Certificate of Incorporation, which cannot by their terms be amended prior to the consummation of a business combination, we will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights described below.

Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which up to 19.99% of the public stockholders may exercise their conversion rights and the business combination will still go forward.

Conversion rights for stockholders voting to reject a business combination:

Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account, including any interest earned on their portion of the trust account, if the business combination is approved and completed. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our certificate of incorporation. Our initial stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in their initial shares, included in the Insider Units or purchased by them in this offering or in the aftermarket. Public stockholders who convert their stock into their share of the trust fund will continue to have the right to exercise any warrants they may hold.

Investors in this offering who do not sell, or who receive less than an aggregate of $0.21 of net sales proceeds for, the warrants included in the units, and persons who purchase common stock in the aftermarket at a price in excess of $5.79 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

Liquidation if no business combination:

Pursuant to our certificate of incorporation, if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period), we will, as promptly as practicable, distribute only to our public stockholders the amount in our trust fund, inclusive of any interest thereon. Thereafter, our purpose and powers will be limited to dissolving, liquidating and winding up our affairs. We view this obligation to dissolve and liquidate as an obligation to our stockholders and will not take any action to amend or waive such provisions of our certificate of incorporation.

In the event we are required to seek stockholder approval for a plan of dissolution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our certificate of incorporation, our powers and purpose following the expiration of the 18-month or 24-month time periods described in the preceding paragraph for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Consequently, holders of a majority of our outstanding common stock must approve our dissolution in order for us to liquidate and distribute any remaining net assets to our public stockholders following the distribution of the proceeds of the trust fund, and those remaining net assets will not be available for any other purpose. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares and their shares included within the Insider Units. We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust fund. To the extent such funds are not available, FCF has agreed to advance us the necessary funds (currently anticipated to be no more than approximately $50,000) and has agreed not to seek repayment for such expenses.

These procedures, or a vote to reject any plan of dissolution by our stockholders, may result in substantial delays or prohibit our liquidation and the distribution to our public stockholders of any net assets remaining following the distribution of the proceeds of the trust fund.

In the event we obtain stockholder approval for a plan of dissolution, after the distribution of the proceeds of the trust fund to our public stockholders has been completed, we will dissolve and distribute any remaining net assets to our public stockholders.

Escrow of initial stockholders’ shares:

On the date of this prospectus, each of our initial stockholders will place their initial shares (but not any shares included in the Insider Units) into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes, or, in the case of the shares beneficially owned by FCF, transfers to the three parallel partnerships for which it serves as general partner, while remaining in escrow), these shares will not be transferable during the escrow period and will not be released from escrow until [________],

2009 [three years from the date of this prospectus] or earlier if, following a business combination, we engage in a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities. Although the shares included in the Insider Units will not be placed in escrow, FCF has contractually agreed that the units and underlying securities will not be sold or transferred by it until after we have completed a business combination.

Risks:

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our initial security holders’ initial equity investment is below that which is required under the guidelines of the North American Securities Administrators’ Association, Inc. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page  11 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	March 31, 2006
	Actual	As Adjusted(1)

Balance Sheet Data:
Working capital(2)	$(216,508)	$23,721,654
Total assets	240,335	23,721,654
Total liabilities	218,685	0
Value of common stock which may be converted to cash ($5.79 per share)	—	4,629,684
Stockholders’ equity	$21,650	$19,091,970

——————

(1)

The “as adjusted” information gives effect to the sale of the units in this public offering and the $2,000,004 we will receive from the sale of the Insider Units, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid. Assumes the payment of the $240,000 deferred underwriter’s discounts and commissions to the underwriter.

(2)

The working capital at March 31, 2006 excludes $238,158 of costs related to this offering which were paid or accrued prior to March 31, 2006.

As adjusted working capital and as adjusted total assets amounts include the $22,920,000 being held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. The total amount to be placed in trust includes an additional $240,000 ($0.06 per share) of deferred underwriting discounts and commissions payable to the underwriter in the offering only if we consummate a business combination. If a business combination is not so consummated, the trust account will be distributed solely to our public stockholders.

Pursuant to the provisions of our Amended and Restated Certificate of Incorporation, which cannot by their terms be amended prior to the consummation of a business combination, we will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 19.99% of the 4,000,000 shares sold in this offering, or 799,600 shares of common stock, at an initial per-share conversion price of $5.79, without taking into account interest earned on the trust account. This amount represents $5.73 per share from the proceeds of the offering and the contemporaneous private placement, and $0.06 per share of deferred underwriting discounts and commissions.  Payment of a portion of the deferred underwriting discounts and commissions to the converting stockholders does not reduce the amount payable to the underwriter ($240,000) if we consummate a business combination.

The actual per-share conversion price will be equal to:

•

the amount in the trust account, including all accrued interest, as of two business days prior to the proposed consummation of the business combination,

•

divided by the number of shares of common stock sold in the offering.

The proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders. Accordingly, we cannot assure you that the per-share distribution from the trust fund will not be less than $5.79, plus interest, due to such claims.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units.

Risks associated with our business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business that has operations or facilities located in Israel, or that is a company operating outside of Israel which management believes would benefit from establishing operations or facilities in Israel. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

If we are forced to liquidate before a business combination and distribute the trust account, our public stockholders will receive less than $6.00 per share and our warrants will expire worthless.

If we are unable to complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period) and are forced to liquidate our assets, the per-share liquidation distribution will be less than $6.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.

If the proceeds held outside the trust are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the funds available to us outside the trust account will be sufficient to allow us to operate for the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds not being placed in trust to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds not being placed in the trust as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has operations or facilities located in Israel, or that is a company operating outside of Israel which management believes would benefit from establishing operations or facilities in Israel that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules.

Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Pursuant to our certificate of incorporation, if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if the extension criteria have been satisfied), our purpose and powers will be limited to dissolving, liquidating and winding up our affairs. Upon the expiration of the 18-month or 24-month time periods described in the preceding sentence, we will distribute the proceeds held in the trust account, inclusive of any interest thereof, to our public stockholders as promptly as practicable. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions (by which we mean distributions made (a) after the distribution of all of the money in the trust fund and (b) in connection with a vote to formally dissolve and liquidate) to our stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend well beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

In certain circumstances, our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing itself and our company to claims of punitive damages.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly upon the expiration of the 18-month or 24-month time periods, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors and/or complying with certain provisions of the Delaware General Corporation Law with respect to our dissolution and liquidation. We cannot assure you that claims will not be brought against us for these reasons.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Since August 2003, based upon publicly available information, approximately 71 similarly structured blank check companies have completed initial public offerings in the United States. Of these companies, only nine companies have consummated a business combination, while 21 other companies have announced that they have entered into a definitive agreement for a business combination, but have not yet consummated such business combination. Accordingly, there are approximately 41 blank check companies in the United States with more than

$3.4 billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are approximately 47 additional offerings for blank check companies in the United States with more than approximately $4.2 billion that would be placed in trust that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies must complete a business combination in specific industries, a number of them may consummate a business combination in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business plan similar to ours. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. Because only 30 of the 71 blank check companies that have gone public in the United States since August 2003 have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate a business combination with a target business within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period), we will be forced to liquidate.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than $5.79 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we engage, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or that such agreements, even if executed, would be enforceable under operation of law. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, our directors have severally agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Because we will seek to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in, or to any moneys held in, the trust fund, we believe the likelihood of the directors having any such obligations is minimal.  Notwithstanding the foregoing, we have questioned these individuals and reviewed their financial information. Furthermore, FCF has agreed to indemnify the directors for any such liability and we are aware that FCF has the ability to satisfy such an indemnification obligation. Based on the foregoing, we believe that the directors have funds sufficient to satisfy their obligations. However, we cannot assure you that they will be able to satisfy those obligations. Furthermore, each of our directors resides outside of the United States and, as a result, we may not be able to enforce these indemnification rights. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders. We cannot assure you that the per-share distribution from the trust fund will not be less than $5.79, plus interest, due to claims of such creditors.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $5.79 per share.

If we do not consummate a business combination, stockholder approval will be required for us to formally dissolve and liquidate.

If we do not consummate a business combination within the 18-month or 24-month time periods described above, we will dissolve and liquidate. We currently believe that, upon expiration of the 18-month or 24-month time periods, the following would occur:

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As promptly as practicable, we will distribute the proceeds held in the trust account, inclusive of any interest thereon, to our public stockholders.

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We will thereafter formally dissolve and liquidate. At that time, our board of directors will, consistent with its obligations described in our certificate of incorporation, convene and adopt a specific plan of dissolution, which it will then vote to recommend to our public stockholders (all of whom shall continue to remain stockholders of ours after the distribution of the funds in the trust account).

We expect that all costs associated with the implementation and completion of our plan of dissolution and distribution will be funded by any remaining net assets following the distribution of the trust fund to our public stockholders, although we cannot assure you that there will be sufficient funds for such purpose. If such funds are insufficient, FCF has agreed to advance us the funds necessary to complete such dissolution (currently anticipated to be no more than approximately $50,000) and has agreed not to seek repayment for such expenses.

In the event we seek stockholder approval for a plan of dissolution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our certificate of incorporation, our powers and purpose following the expiration of the prescribed time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Consequently, holders of a majority of our outstanding common stock must approve our dissolution in order for us to liquidate and distribute any net assets remaining following the distribution of the proceeds of the trust account to our public stockholders, and those remaining net assets will not be available for any other purpose.

These procedures, or a vote to reject any plan of dissolution by our stockholders, may result in substantial delays or prohibit our liquidation and the distribution to our public stockholders of any net assets remaining following the distribution of the proceeds of the trust account.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No warrant will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrant is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants.  However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise whether by net cash settlement or otherwise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business which we may ultimately operate.

We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Moreover, as of the date of this prospectus, we have no specific business combination under consideration and neither we nor any of our agents, representatives or affiliates have conducted any research or taken any measures, directly or indirectly, to locate, or contact, or have been contacted by, any target businesses or their representatives with respect to such a transaction. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. Finally, we cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

Investments in emerging growth companies involve greater risk than investments in more established companies.

A business combination may involve the acquisition of, or merger with, an emerging growth company, by which we mean a company with one or more products being marketed and some revenues, but which would benefit from additional capital. In the alternative, a business combination may involve a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself.

In the event we choose to do a business combination with an emerging growth company, we will be subject to the risks associated with such companies. Investing in emerging growth companies generally involves greater risk than is customarily associated with more established companies. Specifically, while investing in an emerging growth company offers the opportunity for significant capital gains, such investments also involve a degree of risk that can result in substantial losses. There can be no assurance that the returns of investing in a start-up or emerging growth company will, in the future, yield returns commensurate with its associated risks.

Resources could be wasted in researching acquisitions that are not consummated. In such a situation, less capital would be available to us, which may make it more difficult to complete a business combination.

It is anticipated that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction would not be recoverable by us. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons including those beyond our control, including, for instance, if 20% or more of our stockholders vote against a proposed business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire a target business.

We may issue shares of our capital stock to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 21,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering and the sale of the Insider Units (assuming no exercise of the over-allotment option), there will be 5,799,998 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to EarlyBirdCapital) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we will, in all likelihood, issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

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may significantly reduce the equity interest of investors in this offering;

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may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

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will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

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may adversely affect prevailing market prices for our common stock.

We may issue debt securities to complete a business combination, which may result in restrictions on our business operations.

It is possible that we may issue debt securities in order to complete a business combination. If we issue debt securities, it could result in:

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default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

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our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

Our ability to successfully effect a business combination and to be successful afterwards will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination.

Our ability to successfully effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel in the target business, however, cannot presently be ascertained. Each of our officers is a full-time employee of Fortissimo Capital Fund and intends to remain employed at Fortissimo Capital Fund following any acquisition effected by us. FCF is the general partner of an $80 million private equity fund, which commenced operations in April 2004, whose investors include many of the leading financial institutions in Israel (banks, insurance companies and pension funds). There is no intention to place any of our officers permanently as an executive officer of the acquired company (although if the board of directors of the combined company determines that this is in the best interest of the company, this could occur). Accordingly, although it is possible that one or more of Messrs. Cohen, Barashi, Blatt, Hacohen and Lesnick, our executive officers and directors, will remain associated with the target business in senior management or advisory positions following a business combination, it is likely that the management of the target business at the time of the business combination will remain in place. Moreover, our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. As a result, while the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the main determining factor in our decision as to whether or not we will proceed with any potential business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements.

This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers, directors and special advisors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our officers, directors and special advisors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination.

Our officers, directors and their affiliates are, and may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining which entity a particular business opportunity should be presented to.

None of our officers, directors or their affiliates has been, or currently is, associated with a “blank check company.” However, each of our officers and directors is currently affiliated with FCF, one of our initial stockholders. FCF is the general partner of three partnerships that invest in growth equity opportunities in Israeli-related technology companies. While it is possible that FCF and its partnerships could be examining the same type of target businesses that we intend to target, FCF and each of our officers and directors have agreed that they will present all suitable business opportunities to us prior to presenting them to another entity. Accordingly, we believe all potential conflicts of interest between us and FCF would be resolved in our favor, although we cannot assure you that this will be the case. Furthermore, our officers, directors and their affiliates may in the future become affiliated with additional entities, including other “blank check” companies or private equity firms, that are engaged in business activities similar to those intended to be conducted by us. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

While we currently have no plans to combine with an entity affiliated with one or more of our initial stockholders, we are not prohibited from doing so. As a result, our officers and directors may have personal financial interests in approving a specific business combination.

We currently have no plans to combine with an entity affiliated with one or more of our initial stockholders and our management is not aware of any potential business combination opportunity with any such affiliated entities. The only private company with which Fortissimo Capital Fund is currently affiliated is Telrad Networks Ltd. (“Telrad”). Neither we nor Fortissimo Capital Fund currently intends to make Telrad or any other affiliated company a target acquisition candidate for us.

If, however, it is later determined that this is in the best interest of our stockholders, we may propose to acquire Telrad or another affiliated company as a “business combination.” In particular, there is nothing in our Amended and Restated Certificate of Incorporation or any contractual arrangements to which we are a party which would prohibit us from doing so. If we were to determine to acquire an affiliated company, we would do so only after at least 12 months have elapsed following the closing of this offering.

In the event that we were to propose a business combination with an entity affiliated with one or more of our initial stockholders, purchasers of the shares being offered in this offering would have two protections:

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In connection with the vote required for any business combination, our initial stockholders have agreed to vote their respective initial shares of common stock in accordance with the vote of the public stockholders holding a majority of the shares of common stock sold in this offering. Consequently, unless a majority of the shares held by non-affiliates are voted in favor of any proposed acquisition, the acquisition will not be consummated.

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We have agreed not to consummate a business combination with an entity which is affiliated with any of our initial stockholders unless we obtain an opinion from an independent investment banking firm stating that the business combination is fair to our stockholders from a financial point of view.

All of our officers and directors are beneficial owners of shares of our common stock which will not participate in liquidation distributions and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors are beneficial owners of our common stock through their partnership interest in FCF, one of our initial stockholders. FCF will also be investing $2,000,004 to acquire the Insider Units. FCF has waived its right to receive distributions with respect to its initial shares and the shares included within the Insider Units upon our liquidation if we are unable to consummate a business combination. The shares acquired prior to this offering and the shares included in the Insider Units, as well as any warrants included in the Insider Units, and any warrants purchased by our officers or directors in this offering or in the aftermarket will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and completing a business combination timely. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

The requirement that we complete a business combination in 18 months (or 24 months in certain circumstances) may give potential target businesses leverage over us in negotiating a business combination.

We will dissolve and promptly distribute only to our public stockholders the amount in our trust fund plus any remaining net assets if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period). Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target businesses may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any target business. This risk will increase as we get closer to the 18 month (or 24 month) anniversary of the consummation of this offering.

The requirement that we complete a business combination in 18 months (or 24 months in certain circumstances) may motivate our directors to approve a business combination during that time period so that they may get their out-of-pocket expenses reimbursed.

Each of our executive officers may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The funds for such reimbursement will be provided from the money not held in trust. In the event that we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period), then any expenses incurred by such individuals in excess of the money being held outside of the trust will not be repaid as we will liquidate at such time. On the other hand, if we complete a business combination within such time period, those expenses will be repaid by the target business. Consequently, our executive officers, who are also our directors, may have an incentive to complete a business combination other than just what is in the best interest of our stockholders.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

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make a special written suitability determination for the purchaser;

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receive the purchaser’s written agreement to a transaction prior to sale;

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provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

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obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Initially, it is probable that we will only be able to complete one business combination, which will cause us to be solely dependent on a single business and a limited number of products or services.

Substantially all of the net proceeds from this offering, together with all of the proceeds we receive from the sale of the Insider Units, will provide us with only approximately $22,920,000 which we may use to complete a business combination. Our initial business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition. Consequently, initially, it is probable that we will have the ability to complete a business combination with only a single operating business. Accordingly, the prospects for our success may be:

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solely dependent upon the performance of a single business, or

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dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our initial stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata portion of the trust fund. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust fund for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expected. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, in as much as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our initial stockholders control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, our initial stockholders will collectively own 25% of our issued and outstanding shares of common stock (assuming the purchase of the Insider Units but that none of such individuals purchases any securities in this offering). None of our initial stockholders, our officers or our directors has indicated to us that he intends to purchase our securities in the offering (other than the purchase by one of our initial stockholders of the Insider Units). Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial stockholders will continue to exert control at least until the consummation of a business combination. In addition, our initial stockholders and their affiliates and relatives are not prohibited from purchasing units in this offering or shares in the aftermarket. If they do, we cannot assure you that our initial stockholders will not have considerable influence upon the vote in connection with a business combination.

Our initial stockholders paid an aggregate of $25,000, or $0.025 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our initial stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 30% or $1.79 per share (the difference between the pro forma net tangible book value per share of $4.21 and the initial offering price of $6.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the units, we will be issuing warrants to purchase 8,000,000 shares of common stock as part of the units offered by this prospectus and warrants to purchase 666,668 shares of common stock included in the Insider Units. We will also issue an option to purchase 400,000 units to EarlyBirdCapital which, if exercised, will result in the issuance of an additional 800,000 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and option may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants and option are exercised, you may experience dilution to your holdings.

If our initial stockholders exercise their registration rights, and/or if EarlyBirdCapital elects to exercise its purchase option, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our initial stockholders are entitled to demand that we register the resale of their shares of common stock at any time after the date on which their shares are released from escrow. If our initial stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 1,000,000 shares of common stock eligible for trading in the public market. In addition, we have agreed to sell to EarlyBirdCapital an option to purchase up to a total of 400,000 units identical to those units offered by this prospectus. If this purchase option is exercised, and all of the underlying warrants are also exercised, there will be an additional 1,200,000 shares of our common stock eligible for trading in the public market. The presence of these additional shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

Investors in this offering may engage in resale transactions only in those states that we have registered this offering and a limited number of other jurisdictions where an applicable exemption from registration exists.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York and Rhode Island. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. Institutional investors in every state except Idaho, Oregon and South Dakota may purchase units in this offering pursuant to exemptions provided to such entities under Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the common stock and warrants comprising the units are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange.

Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included on The Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange.

The underwriter in the offering will not make a market for our securities which could adversely affect the liquidity and price of our securities.

EarlyBirdCapital does not make markets in securities and will not be making a market in our securities. The fact that EarlyBirdCapital is not acting as a market maker for our securities may adversely impact the liquidity of our securities.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940.  Since we will invest the proceeds held in the trust fund, it is possible that we could be deemed an investment company.  Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trust agent only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•

restrictions on the nature of our investments; and

•

restrictions on the issuance of securities.

In addition, we may have imposed upon us burdensome requirements, including:

•

registration as an investment company;

•

adoption of a specific form of corporate structure; and

•

reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

If we were deemed to be subject to the Investment Company Act of 1940, compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc. If such an event were to occur, it is possible that state securities administrators may restrict the ability of investors in certain states to invest in our common stock.

Although each of our directors beneficially owns shares of our common stock, no salary or other compensation will be paid to our directors for services rendered by them on our behalf prior to or in connection with a business combination. Accordingly, we believe our non-executive directors would be considered “independent” as that term is commonly used. Such exchanges define “independent” as a person other than an officer or employee of the company or any parent or subsidiary having a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Equity ownership of non-executive directors is not relevant to the definition of independence. However, under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors beneficially owns shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that all of such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of any independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our securities.

Because our initial stockholders’ initial equity investment was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by The North American Securities Administrators Association, Inc., any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not exceed (i) 10% of the first $1,000,000, (ii) 7% of the next $500,000, (iii) 5% of the next $500,000, and (iv) 2.5% of the balance over $2,000,000, in each case, of the aggregate public offering price. Our initial stockholders’ initial investment of $25,000 is less than the required $710,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. If the offering were disallowed, it would further restrict your ability to engage in resale transactions with respect to our securities. Additionally, if we are unable to complete a business combination, our initial stockholders’ loss will be limited to their initial investment plus FCF’s investment in the Insider Units. Conversely, if we are able to complete a business combination, the shares of common stock acquired by the initial stockholders prior to this offering will be worth significantly more than $25,000.

Because any target business that we attempt to complete a business combination with will be required to provide our stockholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, prospective target businesses may be limited.

In accordance with requirements of United States federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to, United States generally accepted accounting principles and audited in accordance with United States generally accepted auditing standards. To the extent that a prospective target business does not have financial statements which have been prepared with, or which can be reconciled to, United States generally accepted accounting standards, and audited in accordance with United States generally accepted auditing standards, we will not be able to acquire such target business. These financial statement requirements may limit the pool of potential target businesses which we may acquire.

If we determine to change domiciles in connection with a business combination, the new jurisdiction’s laws will likely govern all of our material agreements relating to the operations of the target business and we may not be able to enforce our legal rights.

In connection with a business combination, we may determine to relocate the home jurisdiction of our business from Delaware to a jurisdiction outside of the United States, including Israel. If we determine to do this, the new jurisdiction’s corporate law will control our corporate governance requirements and will determine the rights of our shareholders. The new jurisdiction’s corporate law may provide less protection to our shareholders than is afforded by Delaware law. Any such reincorporation will also likely subject us to foreign regulation, including foreign taxation. In addition, upon reincorporation, we may become a “foreign private issuer” for purposes of United States securities laws, which means that we may be subject to less stringent reporting requirements and that some provisions of the United States securities laws (such as the proxy rules and the short-swing trading rules) would not apply to us. Furthermore, whether or not we reincorporate outside the United States, the new jurisdiction’s laws will likely govern all of our material agreements relating to the operations of the target business. We cannot assure you that the system of laws and the enforcement of existing laws in such jurisdiction would be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements in a new jurisdiction could result in a significant loss of business, business opportunities or capital.

Risks related to operations in Israel

Acquisitions of companies with operations in Israel entail special considerations and risks. If we are successful in acquiring a target business with operations in Israel, we will be subject to, and possibly adversely affected by, the following risks:

If there are significant shifts in the political, economic and military conditions in Israel, it could have a material adverse effect on our profitability.

If we consummate a business combination with a target business in Israel, it will be directly influenced by the political, economic and military conditions affecting Israel at that time. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors. A state of hostility, varying in degree and intensity, has caused security and economic problems in Israel. Since September 2000, there has been a marked increase in violence, civil unrest and hostility, including armed clashes, between the State of Israel and the Palestinians, primarily but not exclusively in the West Bank and Gaza Strip. The election of representatives of the Hamas movement to a majority of seats in the Palestinian Legislative Council in January 2006 has created additional unrest and uncertainty. Recently, there has been a sharp increase in hostilities along Israel’s northern border with Lebanon. Continued hostilities between Israel and its neighbors and any failure to settle the conflict could have a material adverse effect on the target business and its results of operations and financial condition. Further deterioration of the situation into a full-scale armed conflict might require more widespread military reserve service by some of the target business’s Israeli employees and might result in a significant downturn in the economic or financial condition of Israel. Israel is also a party to certain trade agreements with other countries, and material changes to these agreements could have an adverse effect on our business. Furthermore, several Arab countries still restrict business with Israeli companies. The operations of the target business in Israel could be adversely affected by restrictive laws or policies directed towards Israel and Israeli businesses. Any of these factors could have a material adverse effect on the target business and on our results of operations and financial condition following a business combination with the target business.

If relations between the United States and Israel deteriorate, it could cause potential target businesses or their goods or services to become less attractive.

Israel and the United States have historically had a positive relationship. A significant amount of Israel’s economic development has been financed principally by military and economic aid from the United States and many Israeli companies have been financed by United States venture capital and investment concerns. If the relationship between the United States and Israel deteriorates, it could adversely affect our operations or cause potential target businesses or their goods or services to become less attractive.

Because some of our directors and officers reside outside of the United States and, after the consummation of a business combination, it is possible that substantially all of our assets will be located outside of the United States, it may be difficult for investors to enforce their legal rights against such individuals.

Each of our directors and officers resides outside of the United States and, after the consummation of a business combination, it is likely that substantially all of our assets will be located outside of the United States. Furthermore, although our directors have severally agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us if we were to liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, we cannot assure you that they will be able to satisfy those obligations. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

Our operations could be disrupted as a result of the obligation of personnel to perform military service.

Generally, all nonexempt male adult citizens and permanent residents of Israel, including some of our officers and directors, are obligated to perform military reserve duty annually, and are subject to being called to active duty at any time under emergency circumstances. Executive officers or key employees of a target business may also reside in Israel and be required to perform similar annual military reserve duty. Our operations could be disrupted by the absence for a significant period of one or more of these officers or key employees due to military service. Any such disruption could adversely affect our operations and profitability.

Because a substantial portion of many Israeli companies’ revenues is generated in dollars and euros, while a significant portion of their expenses is incurred in Israeli currency, a target business’ revenue may be reduced due to inflation in Israel and currency exchange rate fluctuations.

A substantial portion of many Israeli companies’ revenues is generated in dollars and euros, while a significant portion of their expenses, principally salaries and related personnel expenses, are paid in Israeli currency. As a result, a target business will likely be exposed to the risk that the rate of inflation in Israel will exceed the rate of devaluation of Israeli currency in relation to the dollar or the euro, or that the timing of this devaluation will lag behind inflation in Israel. Because inflation has the effect of increasing the dollar and euro costs of an Israeli company’s operations, it would therefore have an adverse effect on our dollar-measured results of operations following a business combination.

Exchange controls may restrict our ability to utilize our cash flow.

If we acquire a company in Israel, we may be subject to existing or future rules and regulations on currency conversion. In 1998, the Israeli currency control regulations were liberalized significantly, and there are currently no currency controls in place (although there still are reporting requirements for foreign currency transactions). However, legislation remains in effect pursuant to which such currency controls could be imposed in Israel by administrative action at any time. We cannot assure you that such controls will not be reinstated, and if reinstated, would not have an adverse effect on our operations.

The termination or reduction of tax and other incentives that the Israeli government provides to qualified domestic companies may increase the costs involved in operating a company in Israel.

The Israeli government currently provides tax and capital investment incentives to qualified domestic companies. Additionally, the Israeli government currently provides grant and loan programs relating to research and development, marketing and export activities. In recent years, the Israeli government has reduced the benefits available under these programs and Israel Government authorities have indicated that the government may in the future further reduce or eliminate the benefits of those programs. We cannot assure you that such benefits and programs would continue to be available following a business combination, or if available, to what extent. If such benefits and programs were terminated or further reduced, it could have an adverse effect on our results of operations following a business combination or make a specific business combination less attractive.

Any Israeli government grants we receive for research and development expenditures may be reduced or eliminated due to government budget cuts, and these grants limit or prohibit our ability to manufacture products and transfer know-how outside of Israel and require us to satisfy specified conditions.

Following a business combination, the target business we acquire may be receiving, or may receive in the future, grants from the government of Israel through the Office of the Chief Scientist of Israel’s Ministry of Industry, Trade and Labor for the financing of a portion of our research and development expenditures in Israel. Upon our acquisition of such entity, the Office of Chief Scientist will determine whether the entity will be eligible to continue receiving grants following the business combination. Additionally, the Israeli government has reduced the benefits available under this program in recent years and has indicated that it may reduce or eliminate these benefits in the future. When know-how or products are developed using Chief Scientist grants, the terms of these grants limit or prohibit the transfer of the know-how out of Israel and would limit our ability to manufacture products based on this know-how outside of Israel without the prior approval of the Office of the Chief Scientist. Any approval, if given, will generally be subject to additional financial obligations. If we fail to comply with the conditions imposed by the Office of the Chief Scientist, including the payment of royalties with respect to grants received, we may be required to refund any payments previously received, together with interest and penalties. The difficulties in obtaining the approval of the Office of the Chief Scientist for the transfer of manufacturing rights out of Israel could have a material adverse effect on strategic alliances or other transactions that we may enter into in the future that provide for such a transfer. If we acquire a target business in Israel, any non-Israeli who becomes a holder of 5% or more of our outstanding common stock will be required to notify the Office of the Chief Scientist and to undertake to observe the law governing the grant programs of the Office of the Chief Scientist.

The anti-takeover effects of Israeli laws may delay or deter a change of control of the target business.

Under the Israeli Companies Law, a merger is generally required to be approved by the shareholders and board of directors of each of the merging companies (however, shareholder approval isn’t required if the company that will not survive is controlled by the surviving company and the law provides some exceptions to the shareholder approval requirement in the surviving company). Shares held by a party to the merger and certain of its affiliates are not counted toward the required approval. If the share capital of the company that will not be the surviving company is divided into different classes of shares, the approval of each class is also required. A merger may not be approved if the surviving company will not be able to satisfy its obligations. At the request of a creditor, a court may block a merger on this ground. In addition, a merger can be completed only after all approvals have been submitted to the Israeli Registrar of Companies, provided that 30 days have elapsed since shareholder approval was received and 50 days have passed from the time that a proposal for approval of the merger was filed with the Registrar.

The Israeli Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer, if as a result of the acquisition, the purchaser would become a holder of 25% or more of the voting power at general meetings, and no other shareholder owns a 25% stake in the company. Similarly, the Israeli Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if, as a result of the acquisition, the purchaser would become a holder of 45% or more of the voting power at general meetings, unless someone else already holds 45% of the voting power. An acquisition from a 25% or 45% holder, which turns the purchaser into a 25% or 45% holder respectively, does not require a tender offer. An exception to the tender offer requirement may also apply when the additional voting power is obtained by means of a private placement approved by the general meeting of shareholders. These rules also do not apply if the acquisition is made by way of a merger.

The Israeli Companies Law also provides specific rules and procedures for the acquisition of shares held by minority shareholders, if the majority shareholder shall hold more than 90% of the outstanding shares.

These laws may have the effect of delaying or deterring a change in control of an Israeli company, and should we desire to acquire control of a target business we may encounter difficulties achieving such control.

We may be deemed to be effectively managed and controlled from Israel, and thus be treated as an Israeli entity for tax purposes.

Although we were formed under Delaware law and are a U.S. corporation, our directors and executive officers are all Israeli residents, and shall be managing our affairs from Israel. Additionally, as we will be searching for a target business that has operations or facilities located in Israel, or that may benefit from establishing operations or facilities in Israel, most of our activities shall be in Israel. Therefore, we may be deemed to be effectively managed and controlled from Israel, and thus be treated as an Israeli entity for tax purposes, in which case we will be taxed according to Israeli law.

Risks Relating to Enforcement of Legal Process

Third parties are likely to have difficulty in enforcing judgments obtained in the United States against us, our directors or our officers.

We have appointed Corporation Service Company as our agent to receive service of process in any action against us in the United States. Each of our directors and officers reside outside the United States. Each of our officers or directors has consented to service of process in the State of New York and to the jurisdiction of the courts of the State of New York or of the United States of America for the Southern District of New York. However, since most of our and such persons’ assets are outside the United States, any judgment obtained in the United States against us or such persons may not be collectible within the United States.

Furthermore, there is substantial doubt as to the enforceability of civil liabilities under the Securities Act or the Exchange Act in original actions instituted in Israel, and the enforceability of a judgment obtained in the United States against us or our officers and directors may be difficult.

Our directors have severally agreed, pursuant to agreements with us and EarlyBirdCapital, that, if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for, or for products sold to us, in excess of the net proceeds of this offering not held in the trust account. We cannot assure you, however, that they would be able to satisfy those obligations.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, and the proceeds from the sale of the Insider Units simultaneously with the closing of this offering, will be as set forth in the following table:

	No Exercise of Over- Allotment Option		Full Exercise of Over- Allotment Option

Gross proceeds:
Gross proceeds from the offering	$24,000,000		$27,600,000
Gross proceeds from the sale of the Insider Units	2,000,004		2,000,004
Total gross proceeds	$26,000,004		$29,600,004

Underwriting expenses:
Underwriting discount (7% of gross proceeds from offering)(1)	$1,440,000	(2)	$1,566,000	(2)
Underwriting non-accountable expense allowance (1% of gross proceeds)	240,000		240,000
Total underwriting expenses	$1,680,000		$1,806,000

Offering expenses(3):
Legal fees and expenses (including blue sky services and expenses)	$200,000		$200,000
Miscellaneous expenses	66,712		66,712
Printing and engraving expenses	60,000		60,000
Accounting fees and expenses	35,000		35,000
SEC registration fee	9,195		9,195
NASD filing fee	9,093		9,093
Total offering expenses	$380,000		$380,000

Net proceeds from the offering and the sale of the Insider Units (before payment of deferred underwriting fees):
Held in trust	$23,160,000		$26,634,000	(4)
Not held in trust	780,004		780,004
Total net proceeds	$23,940,004		$27,414,004

Use of net proceeds not held in trust and not used to pay offering expenses:
Payment of administrative fee to Fortissimo Capital Management Ltd. ($7,500 per month for two years)	$180,000		$180,000
Due diligence of prospective target businesses	100,000		100,000
Legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	200,000		200,000
Legal and accounting fees relating to SEC reporting obligations	100,000		100,000
Working capital to cover miscellaneous expenses, D&O insurance, taxes, general corporate purposes, dissolution obligations and reserves	200,004		200,004
Total	$780,004		$780,004

——————

(1)

Of this amount, 6% is payable at closing and 1% is payable only upon consummation of a business combination. If the over-allotment is exercised, 5.6739% is payable at closing and 1.3261% is payable only upon consummation of a business combination.

(2)

For purposes of presentation, the underwriting discounts are reflected as the amount payable to the underwriter upon consummation of the offering. An additional $240,000, or $366,000 if the over-allotment option is exercised in full, all of which will be deposited in trust following the consummation of the offering, is payable to the underwriter only if and when we consummate a business combination.

(3)

$115,000 of the offering expenses, including the SEC registration fee, the NASD filing fee, a portion of the non-accountable expense allowance and a portion of the legal fees have been paid from the funds that were lent to us by FCF. These loans will be repaid, without interest, out of the proceeds of this offering upon consummation of this offering.

(4)

As indicated above, the underwriting discounts are reflected as the amount payable to the underwriter upon consummation of the offering. An additional $366,000 if the over-allotment option is exercised in full, all of which will be deposited in trust following the consummation of the offering, is payable to the underwriter only if and when we consummate a business combination.

$21,159,996 of the net proceeds we receive from this offering (which includes $240,000 of underwriting discounts and commissions payable to the underwriter in this offering which is being deferred by it until we consummate a business combination), or $24,633,996 if the over-allotment option is exercised in full, plus the additional $2,000,004 we will receive from the sale of Insider Units, totaling $23,160,000 (or $26,634,000 if the over-allotment option is exercised in full), will be placed in a trust account at Lehman Brothers Inc. maintained by American Stock Transfer & Trust Company, New York, New York, as trustee. The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less so that we are not deemed to be an investment company under the Investment Company Act. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination.

The payment to Fortissimo Capital Management Ltd. (“FCM”), of a monthly fee of $7,500 is for general and administrative services including office space, utilities and secretarial support. FCM also provides management services to and is affiliated with FCF. This arrangement is solely for our benefit and is not intended to provide any of our officers or directors compensation in lieu of salary. We believe, based on rents and fees for similar services in Israel, that the fee charged by FCM is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of a business combination or the distribution of the trust fund to our public stockholders upon our liquidation. Other than the $7,500 per month administrative fee, no compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our existing officers, directors, stockholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated to “Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination,” “Due diligence of prospective target businesses” and “Working capital to cover miscellaneous expenses, D&O insurance, taxes and reserves.” Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

$780,004 of the proceeds from the offering and from the sale of Insider Units, after payment of the expenses of the offering, will not be placed in trust and will be available for our use. We intend to use these funds to cover the payment of administrative fees to FCM ($180,000), due diligence of prospective target businesses ($100,000), legal, accounting and other expenses attendant to negotiating the business combination ($200,000), legal and accounting fees relating to SEC reporting obligations ($100,000), and the balance for director and officer liability insurance premiums and as a reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our initial stockholders in connection with activities on our behalf as described below. We believe that these funds will be sufficient to cover the foregoing expenses and reimbursement costs. We could use a portion of the funds not being placed in trust to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds not being placed in trust as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses. Furthermore, although not our current intention, it is theoretically possible that we would make such a large down-payment or no-shop payment as to not have sufficient funds to consummate a business combination with the target. Were this to occur, there would be an increase in the excess expenses that would be covered by insider advances.

The allocation of net proceeds not held in trust represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

To the extent we are unable to consummate a business combination, we will pay the costs of dissolution from our remaining assets outside of the trust account. If such funds are insufficient, FCF has agreed to advance us the funds necessary to complete such dissolution (currently anticipated to be no more than approximately $50,000) and has agreed not to seek repayment of such expenses.

As of the date of this prospectus, FCF has advanced to us a total of $115,000, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD filing fee and legal and audit fees and expenses. These loans are payable without interest. Of the total amount, $55,000 is due upon the earlier to occur of December 28, 2006 and the consummation of this offering, and $60,000 is due upon the earlier to occur of January 29, 2007 and the consummation of this offering. These loans will be repaid out of the proceeds of this offering upon consummation of this offering.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be held as cash or cash equivalents or will be invested only in United States “government securities” so that we are not deemed to be an investment company under the Investment Company Act. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for the next 24 months, assuming that a business combination is not consummated during that time.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public stockholder (but not our initial stockholders) were to seek to convert such shares into cash in connection with a business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus or included in the Insider Units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At March 31, 2006, our net tangible book value was a deficit of $(216,508) or $(0.22) per share of common stock. After giving effect to the sale of 4,000,000 shares of common stock included in the units we are offering by this prospectus and the 333,334 shares of common stock included in the Insider Units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at March 31, 2006 would have been $19,091,970 or $4.21 per share, representing an immediate increase in net tangible book value of $4.43 per share to the initial stockholders and an immediate dilution of $1.79 per share or 30% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $4,629,684 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders (but not our initial stockholders) may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account (which includes $240,000 in deferred underwriting discounts and commissions) as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$6.00
Net tangible book value before this offering	$(0.22)
Increase attributable to new investors	4.43
Pro forma net tangible book value after this offering		$4.21
Dilution to new investors		$1.79

The following table sets forth information with respect to our initial stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage

Initial stockholders	1,000,000	18.75%	$25,000	0.10%	$0.025
New investors – public	4,000,000	75.00%	24,000,000	92.22%	6.00
Insider Unit investors	333,334	6.25%	2,000,004	7.68%	6.00
	5,333,334	100.0%	$26,025,004	100.0%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(216,508)
Net proceeds from this offering assuming payment of deferred underwriting expenses	21,700,000
Proceeds from sale of Insider Units	2,000,004
Offering costs paid or accrued in advance and excluded from net tangible book value before this offering	238,158
Less: Proceeds held in trust subject to conversion to cash ($23,160,000 x 19.99%)	(4,629,684)
$19,091,970
Denominator:
Shares of common stock outstanding prior to this offering	1,000,000
Shares of common stock included in the units offered	4,000,000
Shares of common stock included in Insider Units	333,334
Less: Shares subject to conversion (4,000,000 x 19.99%)	(799,600)
4,533,734

CAPITALIZATION

The following table sets forth our capitalization at March 31, 2006 and as adjusted to give effect to the sale of our units and the Insider Units and the application of the estimated net proceeds derived from the sale of our units and Insider Units:

	March 31, 2006
	Actual	As Adjusted(1)

Short-term borrowings	$115,000	—
Common stock, $.0001 par value, 0 and 799,600 shares which are subject to possible conversion, shares at conversion value	—	$4,629,684
Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $.0001 par value, 21,000,000 shares authorized; 1,000,000 shares issued and outstanding; 4,533,734 shares issued and outstanding (excluding 799,600 shares subject to possible conversion), as adjusted	100	453
Additional paid-in capital	24,900	19,094,867
Deficit accumulated during the development stage	(3,350)	(3,350)
Total stockholders’ equity	21,650	19,091,970
Total capitalization	$76,650	$23,721,654

——————

(1)

The “as adjusted” information gives effect to the sale of the units and the $2,000,004 we will receive from the sale of the Insider Units, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid.

If we consummate a business combination, the conversion rights afforded to our public stockholders (but not our initial stockholders) may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, (which includes $240,000 in deferred underwriting discounts and commissions), inclusive of any interest thereon, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on December 27, 2005, as a blank check company, for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business that has operations or facilities located in Israel, or that is a company operating outside of Israel which management believes would benefit from establishing operations or facilities in Israel. We intend to utilize cash derived from the proceeds of this offering, the proceeds from the sale of the Insider Units simultaneously with the closing of this offering, and issuances of our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•

may significantly reduce the equity interest of our stockholders;

•

may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•

will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•

may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•

default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•

our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•

our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

As indicated in the audit report accompanying our financial statements included herein, our financial statements have been prepared assuming we will continue as a going concern. We have a net loss, a working capital deficiency and no operations. This raises substantial doubt about our ability to continue as a going concern. The financial statements included in this prospectus do not include any adjustments that might result from the outcome of this uncertainty.

We estimate that the net proceeds from the sale of the units and the proceeds from the sale of the Insider Units simultaneously with the closing of this offering, after deducting the portion of the underwriting discounts that will not be deferred, the underwriter’s non-accountable expense allowance, and other expenses of the offering, will be approximately $23,940,004 or 27,414,004 if the over-allotment option is exercised in full. Substantially all of the net proceeds from this offering, together with all of the proceeds we receive from the sale of the Insider Units, totaling $23,160,000, or $26,634,000 if the over-allotment option is exercised in full, will be held in trust. The remaining $780,004 will not be held in trust. We intend to use substantially all of the net proceeds of this offering, including the monies held in the trust fund (but excluding deferred underwriting discounts and commissions), to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business.

We intend to use the funds that are not held in trust to cover the payment of administrative fees to FCM ($180,000), due diligence of prospective target businesses ($100,000), legal, accounting and other third-party expenses attendant to negotiating the business combination ($200,000), legal and accounting fees relating to SEC reporting obligations ($100,000), and the balance for director and officer liability insurance premiums and as a reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our initial stockholders in connection with activities on our behalf.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangement and have no current intention of doing so.

In addition, if we acquire a company in Israel, we may be subject to existing or future rules and regulations on currency conversion. In 1998, the Israeli currency control regulations were liberalized significantly, and there are currently no currency controls in place. However, legislation remains in effect pursuant to which such currency controls could be imposed in Israel by administrative action at any time. If such controls were reinstated, it could adversely affect our ability to effectively utilize our cash flow.

We are obligated, commencing on the date of this prospectus, to pay to FCM, an affiliate of one of our initial stockholders, a monthly fee of $7,500 for general and administrative services.

In December 2005, FCF advanced an aggregate of $55,000 to us, and in January 2006, FCF advanced an aggregate of $60,000 to us for payment of offering expenses on our behalf. These loans are payable without interest on the earlier of December 28, 2006 and the consummation of this offering. These loans will be repaid out of the proceeds of this offering upon consummation of this offering.

One of our initial stockholders has committed to purchase 333,334 units at $6.00 per unit (for an aggregate purchase price of $2,000,004) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering.

We have agreed to issue to EarlyBirdCapital, for $100, an option to purchase up to a total of 400,000 units. We estimate that the fair value of this option is approximately $1,529,710 ($3.82 per unit) using a Black-Scholes option-pricing model. The fair value of the option granted to EarlyBirdCapital is estimated as of the date of grant using the following assumptions: (1) expected volatility of 80.2%, (2) risk-free interest rate of 5.23% and (3) expected life of 5 years. The expected volatility in the preceding sentence was calculated as an average of the volatilities of publicly-traded companies in the United States, with a market capitalization between $20 million and $200 million, as of June 27, 2006, which are Israeli or Israel-related. In calculating volatility for the representative companies, we used daily historical volatilities for the period of time equal in length to the term of the option (5 years).

PROPOSED BUSINESS

Introduction

We are a blank check company, incorporated in the State of Delaware on December 27, 2005, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business that has operations or facilities located in Israel, or that is a company operating outside of Israel which management believes would benefit from establishing operations or facilities in Israel. We will not enter into a business combination unless the target company already has operations in Israel or agrees to establish operations in Israel (by which we mean some sort of activity – research and development, manufacturing, executive offices, etc. – that is not insignificant).

Over the course of the past decade, Israel has emerged as a favorable environment for emerging growth companies. Based on information publicly available from the Israel Venture Capital (IRC) Research Center, the Israel Venture Association (IVA) and the Government of Israel’s Ministry of Industry, Trade and Labor, we believe that Israel represents an attractive environment for a target business for several reasons, including:

•

Israel’s Central Bureau of Statistics reported that Israel’s Gross Domestic Product grew by 5.2% in 2005, ranking it as one of the fastest growing economies in the western world;

•

Israel’s Central Bank reported that foreign investments in Israel have risen consecutively in the last 3 years, reaching a record $9.7 billion in 2005, a 67% rise from 2004;

•

According to the Israeli Ministry of Industry, Trade and Labor, Israeli companies are offered favorable tax incentives and government funding plans;

•

According to the Israeli Ministry of Industry, Trade and Labor, Israel offers the modern infrastructure, protection and services required for businesses to compete effectively including protection of trademarks and patents, a transparent financial and legal system and sophisticated capital markets that allow companies to simultaneously list their securities on Israeli and foreign exchanges;

•

Fitch and other rating agencies have maintained Israel’s credit rating at “A-”, noting the rapid growth of the Israeli economy, Israel’s low government deficit and a decrease in the Israeli government’s debt level as positive factors in the country’s risk profile;

•

According to the Israeli Ministry of Foreign Affairs, Israeli universities and research institutions have produced significant research and innovations and, due to their outstanding reputation, have attracted prominent scientists, researchers, and professors from outside of Israel;

•

According to the Consulate General of Israel, Israel has more startup companies, in absolute terms, than any other country in the world other than the United States;

•

Israeli-based technology companies rank as the most listed non-U.S. based technology companies on the Nasdaq Stock Market, according to the Nasdaq Stock Market, and also rank highly in the number of listed technology companies on many European stock exchanges; and

•

In 2005, the Israeli Government continued its policy of accelerated privatization and has pledged to maintain this policy in 2006.

To amplify on these reasons, it is worth noting that Israel offers:

•

A highly educated and trained work force: Israeli companies have access to a large pool of software and hardware engineers, a majority of whom was trained in Israel Defense Forces’ elite technology units or in the former Soviet Union. In addition, due mainly to the highly talented and technically educated workforce, many leading global technology companies have established research and development facilities in Israel, including: Microsoft, Intel, Hewlett Packard, IBM, Motorola, 3Com, Lucent, Cisco, Applied Materials, AOL, National Semiconductors and others. These leading global technology companies also serve as a source of seasoned managers and entrepreneurs for emerging growth companies.

•

Several institutions of higher education: There are several universities in Israel that specialize in engineering, physics, computer science and other technology-related fields.

•

Commercialization and adaptation of defense technologies: Cutting-edge technologies are being developed in Israel for use by the Israeli defense forces. Israeli technology companies have successfully converted and adapted defense technologies to civilian applications. This is due in part to the highly trained engineers and technicians who enter the private sector after having completed their military service and contribute to the advancement of Israeli technology companies.

•

Government incentives: In order to boost investment in the technology sector, the Israeli government initiated various incentives to both the investment community and to technology companies. Various tax breaks and grants from the Office of the Chief Scientist are provided to emerging growth companies. These initiatives led to tremendous growth in the technology industry during the past decade.

Additionally, according to the Israel Venture Capital Research Center, since 1999, $11 billion in venture capital has been invested in Israel’s high-tech industry, which funded more than 1,500 high-tech companies.

We believe that this high degree of venture capital being invested in Israel, when compared to other countries, makes Israel a favorable environment for making acquisitions, as there should be a greater number of prospective target businesses searching for a way to provide their investors with a return on their investment, or a liquidity event. Typical liquidity events include an initial public offering, a sale or merger, or the payment of a dividend.

We are not required to consummate a business combination with a target business in any particular industry. However, we will not enter into a business combination unless the target company already has operations in Israel or agrees to establish operations in Israel (by which we mean some sort of significant activity in one or more of the following areas: research and development, sales and marketing, manufacturing or administration).

Effecting a business combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, the proceeds from the sale of the Insider Units simultaneously with the closing of this offering, and issuances of our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations we may ultimately undertake. A business combination may involve the acquisition of, or merger with, an emerging growth company, by which we mean a company with one or more products being marketed and some revenues, but which would benefit from additional capital. In the alternative, a business combination may involve a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We have not identified a target business or target industry

To date, we have not selected any target business or target industry on which to concentrate our search for a business combination. Our officers, directors, initial stockholders and other affiliates have not engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents of affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with our company. We have also not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate. Moreover, we have not engaged or retained any agent or other representative to identify or locate such an acquisition candidate on our behalf. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.

Subject to the limitations that a target business have operations or facilities located in, Israel, or be a company operating outside of Israel which management believes would benefit from establishing operations or facilities in Israel, and a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. We have not conducted any research with respect to identifying potential acquisition candidates for our company, or with respect to determining the likelihood or probability of whether or not we will be able to locate and complete a business combination. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with an emerging growth company, we may be affected by numerous risks inherent in the business and operations of early stage or emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

We have not yet identified any potential acquisition candidates. Following the consummation of the offering, we expect to generate a list of potential target opportunities from a host of different sources. The candidates comprising the list of potential business combinations will be examined through analysis of available information and general due diligence. We will then narrow our search for potential target opportunities through this due diligence process, focusing on what we determine are the most promising businesses for us to target. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis since many of these sources will have read this prospectus and know what types of business we are targeting. Our initial stockholder, our officers and directors, and their affiliates may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will our initial stockholder, our officers and directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for services they render in order to effectuate, the consummation of a business combination.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business which has operations or facilities located in Israel or which is a company operating outside of Israel which management believes would benefit from establishing operations or facilities in Israel and has a fair market value that is equal to at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses.

In evaluating a prospective target business, our management will consider, among other factors, the following:

•

financial condition and results of operations;

•

growth potential;

•

experience and skill of management and availability of additional personnel;

•

capital requirements;

•

competitive position;

•

barriers to entry;

•

stage of development of the products, processes or services;

•

degree of current or potential market acceptance of the products, processes or services;

•

proprietary features and degree of intellectual property or other protection of the products, processes or services;

•

regulatory environment of the industry; and

•

costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage such third parties. We will also seek to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust. If any prospective target business refuses to execute such agreement, it is unlikely we would continue negotiations with such target business. However, we would weigh the risks of potential liability and amount of exposure to the trust fund against the attractiveness of the particular business opportunity in making any such decision.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair market value of target business

The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, – which is likely to occur only in those situations in which the target business is outside the scope of the expertise of our executive officers or in those situations in which the proposed business combination was with an entity which is affiliated with any of our initial stockholders – we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, initially, it is probable that we will have the ability to effect only a single business combination. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

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subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

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result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that some of our officers and directors will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for him to receive compensation in the form of cash payments and/or our securities for services he would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence his motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that the additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our certificate of incorporation. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for any business combination, our initial stockholders have agreed to vote their respective initial shares in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our initial stockholders, officers and directors. Accordingly, they may vote these shares on a proposed business combination any way they choose. Pursuant to the provisions of our Amended and Restated Certificate of Incorporation, which cannot by their terms be amended prior to the consummation of a business combination, we will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights and vote against the business combination.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our certificate of incorporation. Our initial stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in their initial shares, included in their Insider Units or purchased by them in this offering or in the aftermarket. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account, the initial per-share conversion price would be $5.79, or $0.21 less than the per-unit offering price of $6.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise any warrants they still hold.

Pursuant to the provisions of our Amended and Restated Certificate of Incorporation, which cannot by their terms be amended prior to the consummation of a business combination, we will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, both exercise their conversion rights and vote against the business combination.

Investors in this offering who do not sell, or who receive less than an aggregate of $0.21 of net sales proceeds for, the warrants included in the units, or persons who purchase common stock in the aftermarket at a price in excess of $5.79 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

Liquidation if no business combination

Pursuant to our certificate of incorporation, if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period), our purpose and powers will be limited to dissolving, liquidating and winding up our affairs. We view this obligation to dissolve and liquidate as an obligation to our stockholders and we will not take any action to amend or waive such provision of our certificate of incorporation.

We currently believe that, upon expiration of the 18-month or 24-month time periods described in the preceding paragraph, the following would occur:

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As promptly as practicable, we will distribute the proceeds held in the trust account, inclusive of any interest thereon, to our public stockholders.

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We will thereafter formally dissolve and liquidate. At that time, our board of directors will, consistent with its obligations described in our certificate of incorporation, convene and adopt a specific plan of dissolution, which it will then vote to recommend to our public stockholders (all of whom shall continue to remain stockholders of ours after the distribution of the funds in the trust account).

We have been advised by Potter Anderson & Corroon LLP that, in its opinion, the distribution of the trust account to our public stockholders may be made without a vote of stockholders prior to our formal liquidation and dissolution (which does require stockholder approval). Such opinion is based on its interpretation of the Delaware General Corporation Law and on the disclosures contained in this prospectus and in our amended and restated certificate of incorporation, bylaws and the investment management trust agreement, filed as an exhibit to the registration statement of which this prospectus forms a part, pursuant to which a portion of the proceeds of this offering will be deposited in trust. We have filed a copy of such opinion as an exhibit to the registration statement of which this prospectus forms a part.

Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares and their shares included within the Insider Units. There will be no distribution with respect to our warrants which will expire worthless. We expect that all costs associated with the implementation and completion of our plan of dissolution and distribution will be funded by any remaining net assets following the distribution of the trust account to our public stockholders, although we cannot assure you that there will be sufficient funds for such purpose. If such funds are insufficient, FCF has agreed to advance us the funds necessary to complete such dissolution (currently anticipated to be no more than approximately $50,000) and has agreed not to seek repayment for such expenses.

In the event we seek stockholder approval for a plan of dissolution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our certificate of incorporation, our powers and purpose following the expiration of the 18-month or 24-month time periods described above for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Consequently, holders of a majority of our outstanding common stock must approve our dissolution in order for us to liquidate and distribute any net assets remaining following the distribution of the proceeds of the trust account to our public stockholders, and those remaining net assets will not be available for any other purpose.

These procedures, or a vote to reject any plan of dissolution by our stockholders, may result in substantial delays or prohibit our liquidation and the distribution to our public stockholders of any net assets remaining following the distribution of the proceeds of the trust account.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $5.79, or $0.21 less than the per-unit offering price of $6.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. Our directors have severally agreed, pursuant to agreements with us and EarlyBirdCapital, that, if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account. We cannot assure you, however, that they would be able to satisfy those obligations. Accordingly, we cannot assure you that the actual per-share liquidation price will not be less than $5.79, plus interest, due to claims of creditors.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend well beyond the third anniversary of such dissolution. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time prior to our distributing the funds in the trust account to our public stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust is remote.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $5.79 per share. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly upon the expiration of the 18-month or 24-month time periods, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors and/or complying with certain provisions of the Delaware General Corporation Law with respect to our dissolution and liquidation. We cannot assure you that claims will not be brought against us for these reasons.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Since August 2003, based upon publicly available information, approximately 71 blank check companies have completed initial public offerings in the United States. Of these companies, only nine companies have consummated a business combination, while 21 other companies have announced that they have entered into a definitive agreement for a business combination, but have not yet consummated such business combination. Accordingly, there are approximately 41 blank check companies in the United States with more than $3.4 billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further, the following may not be viewed favorably by certain target businesses:

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our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;

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our obligation to convert into cash shares of common stock held by our public stockholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination; and

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our outstanding warrants and options, and the future dilution they potentially represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Israeli Government Programs

Israeli companies are generally subject to income tax on their taxable income at the rate of 31% for the year 2006, 29% for 2007, 27% for 2008, 26% for 2009 and 25% for year 2010 and thereafter.

We do not intend to restrict our search for a business combination to companies that could benefit from favorable Israeli government programs. However, it is possible that we would effectuate a business combination with such a company. The Israeli government currently provides tax and capital investment incentives to qualified domestic companies. Additionally, the Israeli government currently provides grant and loan programs relating to research and development, marketing and export activities. In recent years, the Israeli government has reduced the benefits available under these programs and Israel Government authorities have indicated that the government may in the future further reduce or eliminate the benefits of those programs. We cannot assure you that such benefits and programs would continue to be available following a business combination, or if available, to what extent. If such benefits and programs were terminated or further reduced, it could have an adverse effect on our results of operations following a business combination or make a specific business combination less attractive.

The Israeli Companies Law

Under the Israeli Companies Law - 1999, referred to as the Companies Law, Israeli companies are subject to certain restrictions with respect to changes in control of the company:

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Tender Offer. The Companies Law provides that an acquisition of shares of a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting power of the company. This rule does not apply if there is already another 25% shareholder of the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would become a holder of 45% or more of the voting power of the company, if there is no 45% or greater shareholder of the company. An acquisition from a 25% or 45% holder, which turns the purchaser into a 25% or 45% holder respectively, does not require a tender offer. An exception to the tender offer requirement may also apply when the additional voting power is obtained by means of a private placement approved by the general meeting of shareholders. These tender offer requirements do not apply to companies whose shares are listed for trading outside of Israel if, under local law or the rules of the stock exchange on which their shares are traded, there is a limitation on the percentage of control which may be acquired or the purchaser is required to make a tender offer to the public.

Furthermore, under the Companies Law, a person may not acquire shares in a public company if, after the acquisition, he will hold more than 90% of the shares or more than 90% of any class of shares of that company, unless a full tender offer is made to purchase all of the shares or all of the shares of the particular class. The Companies Law also provides that as long as a shareholder in a public company holds more than 90% of the company’s shares or of a class of shares, that shareholder shall be precluded from purchasing any additional shares (an exception exists where the shareholder held prior to and following February 2000, over 90% of any class of shares, in which case he may purchase additional shares by means of a full tender offer that was accepted by a majority of all the offerees). If a full tender offer is accepted and less than 5% of the shares of the company are not tendered, all of the shares will transfer to the ownership of the purchaser. If 5% or more of the shares of the company are not tendered, the purchaser may not purchase shares in a manner which will grant him more than 90% of the shares of the company. If a full tender offer is successful, any shareholder may petition the court to alter the consideration for the acquisition.

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Merger. The Companies Law permits merger transactions if approved by each party’s board of directors and the majority of each party’s shares voted on the proposed merger at a shareholders’ meeting called on at least 21 days’ prior notice. Under the Companies Law, merger transactions may be approved by holders of a simple majority of our shares present, in person or by proxy, at a general meeting and voting on the transaction (unless the company was incorporated prior to the Companies Law, and did not change its articles of association to allow for a simple majority, in which case the approval of 75% of the voting power present at the meeting, is necessary for approval). In determining whether the required majority has approved the merger, if shares of a company are held by the other party to the merger, or by any person holding at least 25% of the outstanding voting shares or 25% of the means of appointing directors of the other party to the merger, then a vote against the merger by holders of the majority of the shares present and voting, excluding shares held by the other party or by such person, or anyone acting on behalf of either of them, is sufficient to reject the merger transaction. If the transaction would have been approved but for the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger. In addition, a merger may not be executed unless at least 30 days have passed from the receipt of the shareholders’ approval and 50 days have passed from the time that a proposal for approval of the merger has been filed with the Israeli Registrar of Companies.

Additional Israeli laws may be applicable to us depending on the industry and operations of the target business.

Factors Considered in Determining Offering Size and Amount to be Deposited in Trust

The factors that were considered in determining both the size of the offering and the percentage of the proceeds to be deposited in the trust fund were market-related and were not, in any way, related to specific companies in the target region, none of which have been identified as of this time.

With respect to the size of the offering, we, in consultation with the underwriter, determined that the target businesses that we are likely to be focused on are those with a market capitalization of less than $200 million. As it would be our goal to own some portion of the combined business following a business combination, we determined that the optimal size of this offering was $24 million, realizing that we can utilize cash on hand, borrowed funds, or the issuance of additional securities in order to effect a business combination.

With respect to the percentage of the proceeds to be deposited in the trust fund, this was determined based on our sense, following discussions with the underwriter, as to what investors are now requiring for these types of transactions. The goal behind this process was to maximize the trust fund per share so as to benefit the public stockholders. In order to be able to have $5.79 per share deposited into the trust fund, FCF, one of our initial stockholders, has committed to purchase Insider Units from us for an aggregate purchase price of $2,000,004.

Enforceability of Certain Civil Liabilities and Agent for Service of Process in the United States

We have appointed Corporation Service Company as our agent to receive service of process in any action against us in the United States. Each of our officers and directors has consented to service of process in the State of New York and has appointed Proskauer Rose LLP as his agent in the State of New York upon which service of process against him may be made.

Each of our directors and officers reside outside the United States. As described above, each of our officers or directors has consented to service of process in the State of New York and to the jurisdiction of the courts of the State of New York or of the United States of America for the Southern District of New York. However, since most of our and such persons’ assets are outside the United States, it may not be possible for investors to enforce against them judgments of United States courts predicated upon civil liability provisions of the United States federal or state securities laws, and the enforceability in Israel of a judgment obtained in the United States against us or our officers and directors may be difficult. Moreover, there is substantial doubt as to the enforceability in Israel against us or any of our directors and officers who are not residents of the United States, in original actions in Israel of civil liabilities predicated solely on the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934. This is due to the fact that Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim, and even if it would hear the claim it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be time-consuming and costly.

Facilities

We maintain our executive offices at 14 Hamelacha Street, Park Afek, Rosh Ha’ayin 48091, Israel. The cost for this space is included in the $7,500 per-month fee FCM will charge us for general and administrative services commencing on the effective date of this prospectus pursuant to a letter agreement between us and FCM. FCM provides management services to and is affiliated with FCF. This arrangement is solely for our benefit and is not intended to provide FCF or our officers or directors compensation in lieu of salary. We believe, based on rents and fees for similar services in Israel, that the fee charged by FCM is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We have five executive officers, all of whom are members of our board of directors. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect each of our officers to devote an average of approximately ten hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with United States generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. The financial statements of a potential target business will be required to be audited in accordance with United States generally accepted accounting standards. To the extent that this requirement cannot be met, we will not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, given the broad range of companies we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriter will not exercise its over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	$23,160,000 (including the proceeds from the sale of the Insider Units) will be deposited into a trust account at Lehman Brothers Inc. maintained by American Stock Transfer & Trust Company.

$19,872,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $23,160,000 (including the proceeds from the sale of the Insider Units) held in trust will only be invested in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on Fair Value or Net Assets of Target Business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.
Trading of securities issued

The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Trading of securities issued – (cont.)

receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form
8-K, information indicating if EarlyBirdCapital has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

Exercise of the warrants

The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust fund has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Business combination deadline

A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Release of funds

The proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position

Yuval Cohen	43	Chairman of the Board and Chief Executive Officer
Eli Blatt	43	Chief Financial Officer, Secretary and Director
Marc Lesnick	39	Vice President, Assistant Secretary and Director
Shmoulik Barashi	43	Vice President and Director
Yochai Hacohen	40	Vice President and Director

Yuval Cohen has served as our Chairman of the Board and Chief Executive Officer since our formation. Mr. Cohen is the Founding and Managing Partner of FCF, which was established in January 2003. From February 2002 through January 2003, Mr. Cohen worked on the formation of Fortissimo and served on the boards of directors of several technology companies in Israel. From September 1997 through February 2002, Mr. Cohen was a General Partner at Jerusalem Venture Partners (JVP), an international venture capital firm with over $650 million under management. As a General Partner of JVP, Mr. Cohen co-led fundraising efforts, and was involved in all investment decisions and the management of various JVP portfolio companies. Mr. Cohen led the investment and served on the board of several JVP portfolio companies, including the following: Precise Software Solutions, Inc. (Nasdaq: PRSE, later sold to Veritas – Nasdaq:VRTS), T.sqware, Inc. (sold to Globespan, Inc., Nasdaq: GSPN), PowerDsine Ltd. (Nasdaq: PDSN), Sheer Networks (sold to Cisco-Nasdaq: CSCO), Sphera Corporation and Celltick Technologies. From June 1996 through August 1997, Mr. Cohen was the Vice President of Marketing at VDOnet Corporation, a provider of software solutions for video over the Internet. From May 1995 through June 1996, Mr. Cohen served as the Vice President of Business Development at DSP Group, Inc. (Nasdaq: DSPG), a provider of DSP software and hardware solutions for communications and computer markets. From December 1991 through May 1995, Mr. Cohen served as the Manager of Business Development at Intel Capital at Intel Corporation (Nasdaq: INTC). Mr. Cohen is the Chairman of the board of directors of Telrad Networks Ltd. (“Telrad”), a telecommunication equipment provider, and NUR Macroprinters Ltd. (“NUR”; Nasdaq: NURM.PK), a developer, manufacturer and marketer of wide-format inkjet printers, presses and related ink products, both of which are portfolio companies of Fortissimo. Mr. Cohen also serves on the board of directors of Hadasit Bio-Holdings Ltd., a holding company of medical and biotech startup companies controlled by Hadassah Hospital in Israel and publicly traded on the Tel Aviv Stock Exchange. Mr. Cohen received an MBA from the Harvard Business School and a B.Sc. in Industrial Engineering from Tel Aviv University.

Eli Blatt has served as our chief financial officer and secretary and a member of our board of directors since our formation. Mr. Blatt joined FCF as a partner in January 2005. Prior to joining FCF, from March 1999 through December 2004, Mr. Blatt was the Chief Financial Officer and Vice President operations of Noosh, Inc., a supplier of cross-enterprise e-business software solutions. At Noosh, Mr. Blatt was responsible for the general management of Noosh’s Finance and Operations activities including the company’s M&A strategy and initiatives. From September 1997 through February 1999, Mr. Blatt was the Director of Operations at CheckPoint Software Technologies Inc., an Internet security company, where he was responsible for OEM operations, product licensing and customer service. From February 1995 through August 1997, Mr. Blatt served as the Operations Controller at Madge Networks (sold to Lucent). From September 1993 through January 1995, Mr. Blatt held Finance and Operations positions at Intel Corporation. Mr. Blatt serves on the boards of directors of Telrad, NUR and RadView Software Ltd. (“RadView”; OTC BB:RDVWF), a provider of application testing software and services. Mr. Blatt received an MBA degree from Indiana University and a B.Sc. degree in Industrial Engineering from Tel Aviv University. Mr. Blatt also served as a fighter pilot in the Israeli air force.

Marc Lesnick has served as a Vice President and a member of our board since our formation, and as our Assistant Secretary since January 30, 2006. Mr. Lesnick joined FCF as a partner in May 2003. From October 2001 through May 2003, Mr. Lesnick served as an independent consultant to high tech companies and institutional investors. From September 1997 through June 1999, Mr. Lesnick served as the Managing Director at Jerusalem Global, a boutique investment bank that specialized in raising capital for Israeli based technology startup companies. Mr. Lesnick managed a team of 10 professionals and was instrumental in raising in excess of $250 million for 35 companies, several of which later went public or were acquired. Mr. Lesnick was also part of the founding team of

Yazam.com, a spin off of Jerusalem Global where he served as the Executive Vice President from June 1999 through September 2001. Prior to moving to Israel and joining Jerusalem Global, Mr. Lesnick served as a senior corporate attorney at the New York offices of Weil, Gotshal & Manges from September 1992 through September 1997. Mr. Lesnick serves on the board of directors of Telrad. Mr. Lesnick received a JD from the University of Pennsylvania and a BA from Yeshiva University.

Shmoulik Barashi has served as a Vice President and a member of our board since our formation. Mr. Barashi joined FCF as a partner in May 2005. From January 2001 through May 2005, Mr. Barashi served as a senior partner in BDO Ziv Haft, one of the five largest accounting firms in Israel. Ziv Haft is the Israeli representative office of the international accounting firm of BDO. At BDO, Mr. Barashi specialized in corporate finance, IPO’s, deal structuring, business consultancy, auditing and tax. From March 1993 through December 2000, Mr. Barashi managed his own accounting firm, which he later merged into BDO Ziv Haft. Mr. Barashi serves on the board of directors of NUR. Mr. Barashi received an MBA from Hebrew University (specialty – finance) and an LLM from Bar Ilan University. Mr. Barashi is a certified public accountant in Israel.

Yochai Hacohen has served as a Vice President and a member of our board since our formation. Mr. Hacohen joined FCF as a partner in May 2004. From May 2003 through May 2004, Mr. Hacohen was the General Manager of a U.S. division of Magal Security Systems Ltd. (Nasdaq: MAGS), a provider of hardware and software solutions for the security market. Mr. Hacohen opened the U.S. office on behalf of Magal. From October 1998 through September 2002, Mr. Hacohen served as the Director of European sales and Marketing at Nice Systems Ltd. (Nasdaq: NICE) Video division, a provider of digital video and audio recording solutions. From August 1995 through October 1998, Mr. Hacohen served as a project manger at Dover Medical, a medical technology company. Mr. Hacohen serves on the board of directors of RadView. Mr. Hacohen received an MBA in marketing and a B.Sc. in Biotechnology from Tel Aviv University. Mr. Hacohen also served in an elite intelligence unit in the Israeli defense forces.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mr. Hacohen, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Barashi and Lesnick, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Messrs. Blatt and Cohen, will expire at the third annual meeting.

Recent Transactional Experience

FCF is the general partner of Fortissimo. Fortissimo is an $80 million private equity fund (comprised of three parallel partnerships, none of which are “blank check” companies) whose investors include many of the leading financial institutions in Israel (banks, insurance companies and pension funds). It commenced operations in April 2004. Fortissimo expects to invest in only a few select companies and to play an active role and directly impact the performance of each of its portfolio companies. Each of our executive officers is a partner of FCF, as well as an employee of FCM, the management company of the three parallel funds for which FCF serves as the General Partner.

Fortissimo focuses primarily on providing expansion capital and strategic assistance to technology companies with the following characteristics: (i) the potential to be market leaders, (ii) consistent revenue streams of at least $10 million annually, (iii) proven technology, (iv) existing sales channels and (v) experienced management (whether existing or recruited by the fund). Target companies are typically at a point of inflection – experiencing a dramatic change, due to a shift in the dynamics of the market, competition, management, and technology and require strategic capital in order to significantly enhance growth.

To date, Fortissimo has invested in two portfolio companies, Telrad and NUR. Fortissimo invested in Telrad in November 2004. Telrad, established in 1951, is a telecommunication equipment provider. In 2004 and 2005, Fortissimo replaced management and established and implemented a strategic plan that significantly cut losses and initiated growth. In October 2005, Fortissimo acquired a controlling interest in NUR. NUR develops, manufactures and markets wide-format inkjet printers, presses and related ink products. Fortissimo restructured NUR’s existing bank debt, replaced management and established a strategic plan in order to further enhance the company’s leadership position in its field.

In March 2006, Fortissimo signed a term sheet with respect to an investment in RadView Software Ltd. (“RadView”). RadView provides innovative application testing software and services that enable companies to evaluate and measure the performance of their business-critical web applications. Fortissimo’s investment in RadView is subject to the approval of the shareholders of RadView, which is anticipated to be obtained in August 2006. In July 2006, Fortissimo signed a term sheet with respect to an investment in Crow Technologies 1977 Ltd. (“Crow Technologies”; OTC BB: CRWTF.OB). Crow Technologies is a worldwide leading designer and manufacturer of electronic intruder alarm systems and detection devices. Fortissimo’s investment in Crow Technologies is subject to the approval of the shareholders of Crow Technologies, which is anticipated to be obtained in September 2006.

Our management will consider similar factors to those employed by Fortissimo as well as those that are more fully described above under the section entitled “Proposed Business – Selection of a target business and structuring of a business combination” in determining the entity with which to complete a business combination. We intend to invest in companies that are profitable (or at least not losing money), do not have an urgent need to replace management, and potentially require a capital infusion in order to accelerate existing growth. We cannot assure you that we will be able to effect a business combination or that the type of business or the performance of the target business, if any, will be similar to those of Fortissimo’s acquisitions and investments.

Special Advisors

We also may consult from time-to-time with certain individuals who have demonstrated experience in the financial and technology-related sectors, who we call our special advisors. Our special advisors have no formal rights or duties as such, are not considered consultants or members of our management and therefore owe no fiduciary duties to us or our stockholders. We consider all special advisors to have equal stature and we expect them to act as an informal advisory panel for us. We expect to look to our special advisors primarily for assistance with locating and evaluating prospective target businesses.

We have initially identified the following individuals as our special advisors:

Yair Seroussi is currently the Managing Director of Amdeal Holdings Ltd., an entity acting as the advisory director of Morgan Stanley in charge of its activities in Israel, a position he has held since 1993. Mr. Seroussi serves as a director of the following companies: DSP Group, Inc., a fabless semiconductor company traded on Nasdaq; Israel Corp., an Israeli holding company traded on the The Tel Aviv Stock Exchange; Aspen Real Estate, a real estate company traded on the The Tel Aviv Stock Exchange; and Frutarom Industries, a multinational flavor and fragrance company traded on the London and Tel Aviv stock exchange. Since 2002, Mr. Seroussi also has served as Chairman of Eyal Microwave, a privately-held designer and manufacturer of microwave applications. Mr. Seroussi is also Chairman of the Investment Committee of Mivtachim Pension & Provident fund (Israel’s largest pension fund) and serves on the Board of Governors of the Hebrew University. During the 1980’s and up until 1992, Mr. Seroussi served in senior positions in the Israeli Ministry of Finance. During the 1980’s, he served as a member of Israel’s Office of the Chief Scientist and the Investment Center of the Ministry of Industry, Trade and Labor. Mr. Seroussi received a BA in Economics and Political Science from Hebrew University.

Michael Chill is currently the Head of Direct Investments at Paramount BioCapital, Inc. and has been in that position since July 2005. Mr. Chill’s focus has been on emerging growth companies within the high tech sector. From July 2003 to April 2005, Mr. Chill served as a Portfolio Analyst for Vertical Ventures (now Iroquois Capital), a New York based investment firm specializing in structured direct investments in public companies. From May 2001 to July 2003, Mr. Chill acted as an independent consultant for high tech companies, venture capital firms and hedge funds. From February 2000 to April 2001, Mr. Chill served as the Chief Executive Officer and Managing Director of the Investment Banking Group of Jerusalem Global, an investment banking and venture capital firm. From March 1998 to February 2000, Mr. Chill was a Managing Director of the Technology Investment Banking Group of Gruntal & Company. From 1995 to 1998, Mr. Chill was a Vice President of Investment Banking for Hampshire Securities, a company subsequently acquired by Gruntal & Company. Mr. Chill serves on the board of directors of Ulticom Inc., a Nasdaq National Market listed provider of service enabling signaling software for fixed, mobile, and Internet communications, and BluePhoenix Solutions Ltd., a Nasdaq National Market listed developer and marketer of IT products and solutions Mr. Chill received a B.S. in Accounting from Yeshiva University and an M.B.A. in Finance and Management from Columbia Business School.

We may identify, from time to time, additional individuals to serve as special advisors if those individuals possess a level of experience within the sectors that we believe may be beneficial to us. We will not compensate individuals for service as special advisors, other than providing reimbursement for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

Executive Compensation

No executive officer has received any cash compensation for services rendered. Commencing on the date of this prospectus through the acquisition of a target business, we will pay FCM a fee of $7,500 per month for providing us with office space and certain office and secretarial services. However, this arrangement is solely for our benefit and is not intended to provide our officers compensation in lieu of a salary. Other than this $7,500 per-month administrative fee, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our initial stockholders, our officers and directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because our directors may not be deemed “independent,” we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•

None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•

Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•

Since our directors beneficially own shares of our common stock which will be released from escrow only if a business combination is successfully completed, and may own warrants which will expire worthless if a business combination is not consummated, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. Additionally, no liquidation distributions will be paid with respect to any of the initial shares beneficially owned by our directors or with respect to the shares included in the Insider Units which also might cause them to have a conflict of interest in determining whether a particular target business is appropriate. Furthermore, while the Insider Units have been registered for resale under the registration statement of which this prospectus forms a part, the purchaser has contractually agreed that the units and underlying securities will not be sold or transferred by him until after we have completed a business combination.

•

Our officers and directors may enter into consulting or employment agreements with the company as part of a business combination pursuant to which they may be entitled to compensation for their services to be rendered to the company after the consummation of a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, timely completing a business combination and securing the release of their stock.

•

Our directors and officers may purchase shares of common stock as part of this offering or in the open market. If they did, they would be entitled to vote such shares as they choose on a proposal to approve a business combination.

•

If we determined to enter into a business combination with an entity affiliated with any of our officers, directors or initial stockholders, they may benefit personally and financially from such transaction.  As a result, such personal and financial interests may influence their motivation in identifying and selecting a target business.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•

the corporation could financially undertake the opportunity;

•

the opportunity is within the corporation’s line of business; and

•

it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations he or she might have.

Each of our officers and directors is currently a partner of FCF, one of our initial stockholders. FCF is the general partner of three partnerships that invest in growth equity opportunities in Israeli-related technology companies. While it is possible that FCF and its partnerships could be examining the same type of target businesses that we intend to target, FCF and each of our officers and directors has agreed that they will present all suitable business opportunities to us prior to presenting them to FCF or its affiliates. Accordingly, we believe all potential conflicts of interest between us and FCF would be resolved in our favor.

In connection with the vote required for any business combination, our initial stockholders have agreed to vote their respective initial shares of common stock in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution but only with respect to their initial shares and the shares of common stock included in the Insider Units. Any common stock acquired by initial stockholders in the offering or in the after market will be considered part of the holdings of the public stockholders. Except with respect to the conversion rights afforded to public stockholders (which are not afforded to our initial stockholders), these initial stockholders will have the same rights as other public stockholders with respect to such shares, including voting and conversion rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our initial stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. Furthermore, in no event will any of our existing officers, directors or stockholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination. We currently do not anticipate entering into a business combination with an entity affiliated with any of such individuals or entities.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of August 7, 2006, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming they do not purchase units in this offering), by:

•

each person known by us to be the beneficial owner of 5% or more of our outstanding shares of common stock;

•

each of our officers and directors; and

•

all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Shares Beneficially Owned Prior to this Offering			Shares Offered Hereby	Shares Beneficially Owned After this Offering and the Purchase of the Insider Units
	Shares		Percent		Shares	Percent

Fortissimo Capital Fund GP, L.P.(1)	1,233,334	(2)	92.5%	—	1,233,334	23.1%
Yuval Cohen(1)	1,233,334	(2)	92.5%	—	1,233,334	23.1%
Eli Blatt(1)	1,233,334	(2)	92.5%	—	1,233,334	23.1%
Marc Lesnick(1)	1,233,334	(2)	92.5%	—	1,233,334	23.1%
Shmoulik Barashi(1)	1,233,334	(2)	92.5%	—	1,233,334	23.1%
Yochai Hacohen(1)	1,233,334	(2)	92.5%	—	1,233,334	23.1%
Michael Chill	50,000		3.8%	—	50,000	*
Yair Seroussi	50,000		3.8%	—	50,000	*
All directors and executive officers as a group (5 individuals)(1)	1,233,334	(2)	92.5%	—	1,233,334	23.1%

————————

*

Less than 1.0%.

(1)

Fortissimo Capital Fund GP, L.P. (“FCF”) is the General Partner of: (i) Fortissimo Capital Fund L.P.; (ii) Fortissimo Capital Fund (Israel) L.P. and (iii) Fortissimo Capital Fund (Israel – DP), L.P., three parallel partnerships that invest in Israeli-related technology growth companies. The general partner of FCF is Fortissimo Capital (GP) Management Ltd., a Cayman Island corporation (“FFC-GP”). The sole shareholder and director of FFC-GP is Yuval Cohen. FCF holds shares as nominee on behalf of each of these three partnerships. The pro rata allocation of the shares of our common stock owned by these three partnerships is 3.57%, 89.97% and 6.46%, respectively. FCF has agreed not to transfer these shares (other than to the three parallel partnerships), and if transferred to them, the three parallel partnerships have agreed not to transfer the shares to anyone else until the earliest of (a) three years following the date of this prospectus and (b) the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business. Each of our officers and directors is a partner of FCF, and may therefore be deemed to be beneficial holders of the shares held by FCF. Such officers and directors disclaim beneficial ownership of the shares held by FCF, except to the extent of their pecuniary interest therein. The business address of FCF and each of the individuals listed in this table is c/o Fortissimo Acquisition Corp. is 14 Hamelacha Street, Park Afek, Rosh Ha’ayin 48091, Israel.

(2)

Includes the shares underlying the Insider Units that will be purchased by FCF on a private placement basis simultaneously with the consummation of this offering.

Immediately after this offering, our initial stockholders collectively will beneficially own 25.0% of the then issued and outstanding shares of our common stock (assuming the purchase of Insider Units by FCF but no additional purchases of any securities in this public offering). Because of this ownership block, these stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

All of the initial shares will be placed in escrow with American Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•

three years following the date of this prospectus; and

•

the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, FCF will not be able to sell or transfer the securities it beneficially owns (other than to the three parallel partnerships), and if transferred to them, the three parallel partnerships have agreed not to sell or transfer the shares to anyone else. In addition, during the escrow period, the individual holders of the initial shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to their initial shares.

FCF, on behalf of Fortissimo, has agreed with EarlyBirdCapital that, simultaneously with the consummation of this offering, it will purchase 333,334 units at $6.00 per unit (for an aggregate purchase price of $2,000,004) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from the sale of the Insider Units will be placed in the trust fund. The Insider Units will be identical to the units being offered by this prospectus; however, FCF has waived the right to receive distributions upon our liquidation prior to a business combination with respect to the securities underlying these units. The Insider Units have been registered for resale under the registration statement of which this prospectus forms a part, but FCF has contractually agreed that the units and underlying securities will not be sold or transferred by it until after we have completed a business combination.

FCF and each of Messrs. Cohen, Blatt, Lesnick, Barashi and Hacohen are our “promoters,” as that term is defined under the Federal securities laws.

CERTAIN TRANSACTIONS

In December 2005, we issued an aggregate of 1,000,000 shares of our common stock at a purchase price of $0.025 per share, for an aggregate of $25,000 in cash. These shares were issued as follows: 950,000 to FCF and 50,000 shares to Michael Chill, one of our Special Advisors. In January 2006, FCF transferred 50,000 of its shares to Yair Seroussi, one of our Special Advisors.

The ownership of our common stock prior to the completion of this offering is as set forth in the following table:

Name	Number of Shares	Relationship to Us

Fortissimo Capital Fund GP, L.P.(1)	900,000	Initial Stockholder
Yair Seroussi	50,000	Special Advisor
Michael Chill	50,000	Special Advisor

——————

(1)

Each of our officers and directors is a partner of FCF and as such indirectly are beneficial holders of our common stock held by FCF. Such officers and directors disclaim beneficial ownership of the shares held by FCF, except to the extent of their pecuniary interest therein. FCF holds its shares on behalf of Fortissimo, the three parallel partnerships in which it serves as the General Partner.

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

FCM has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us a small amount of office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay FCM $7,500 per month for these services. FCM is controlled by Yuval Cohen, our Chairman and Chief Executive Officer. FCM provides management services to and is affiliated with FCF. This arrangement is solely for our benefit and is not intended to provide FCF or Mr. Cohen compensation in lieu of salary. We believe, based on rents and fees for similar services in Israel, that the fee charged by FCM is at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving this transaction.

As of the date of this prospectus, FCF has advanced to us $115,000 to cover expenses related to this offering. These loans will be repaid, without interest, out of the proceeds of this offering upon consummation of this offering.

FCF, on behalf of Fortissimo, has agreed, pursuant to a written subscription agreement with us and EarlyBirdCapital, that, simultaneously with the consummation of this offering, it will purchase 333,334 units at $6.00 per unit (for an aggregate purchase price of $2,000,004) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price for the Insider Units will be delivered to Proskauer Rose LLP, our counsel in connection with this offering, who will also be acting solely as escrow agent in connection with the private sale of Insider Units, at least 24 hours prior to the date of this prospectus to hold in a non-interest bearing account until we consummate this offering. Proskauer Rose LLP will deposit the purchase price into the trust fund simultaneously with the consummation of the offering. All of the proceeds we receive from the sale of the Insider Units will be placed in the trust fund. The Insider Units will be identical to the units being offered by this prospectus. However, FCF has waived the right to receive distributions upon our liquidation prior to a business combination with respect to the securities underlying these units. The Insider Units have been registered for resale under the registration statement of which this prospectus forms a part, but FCF has contractually agreed that the units and underlying securities will not be sold or transferred by it until after we have completed a business combination.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination (regardless of the type of transaction that it is).

It is our intention that all ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us at the time of such transactions to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 21,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 1,000,000 shares of common stock are outstanding, held by our three stockholders of record. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular), provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of the Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K information indicating if EarlyBirdCapital has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

Common stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of our common stock voted by our public stockholders. This voting arrangement shall not apply to shares included in the Insider Units, to shares purchased in this offering or to shares purchased following this offering in the open market by any of our existing stockholders, officers and directors. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

Pursuant to the provisions of our Amended and Restated Certificate of Incorporation, which cannot by their terms be amended prior to the consummation of a business combination, we will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights discussed below and vote against the business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have waived their rights to share in any distribution with respect to their initial shares as well as the shares included within the Insider Units if we are forced to liquidate.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders (but not our existing stockholders) have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•

the completion of a business combination; and

•

one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

With respect to any warrants underlying the Insider Units, so long as such warrants are held by FCF or its affiliates, the holder of such warrants may pay the exercise price by surrendering its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the five trading days ending on the trading day prior to the date on which the warrants are exercised.

We may call the warrants for redemption (including those included within the Insider Units and those issuable upon exercise of the purchase option described below), with the prior consent of EarlyBirdCapital:

•

in whole and not in part,

•

at a price of $.01 per warrant at any time while the warrants are exercisable (which will only occur if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current),

•

upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The redemption criteria for our warrants have been established at a price which is intended to provide warrantholders a reasonable premium to the initial exercise price and provide sufficient liquidity to cushion the market reaction to our redemption call.

In the event we call the warrants for redemption, we shall have the ability to determine whether holders of those warrants shall be required to pay the exercise price in cash or whether they shall be required to exercise the warrants on a cashless basis. If we require holders of the warrants to exercise the warrants on a cashless basis, the holder of such warrants (including those warrants underlying the Insider Units) shall pay the exercise price by surrendering such warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “redemption fair market value” (defined below) by (y) the redemption fair market value. The “redemption fair market value” shall mean the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of the warrants.

Since we may redeem the warrants only with the prior written consent of EarlyBirdCapital and EarlyBirdCapital may hold warrants subject to redemption, it may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that EarlyBirdCapital will consent to such redemption if it is not in its best interest even if it is in our best interest.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless, at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

We have agreed to sell to EarlyBirdCapital, the underwriter of this offering, an option to purchase up to a total of 400,000 units at $7.50 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus.

Insider Units

FCF, on behalf of Fortissimo, has agreed with EarlyBirdCapital that, simultaneously with the consummation of this offering, it will purchase 333,334 units at $6.00 per unit (for an aggregate purchase price of $2,000,004) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from the sale of the Insider Units will be placed in the trust fund. The Insider Units will be identical to the units being offered by this prospectus. However, FCF has waived the right to receive distributions upon our liquidation prior to a business combination with respect to the securities underlying these units. The Insider Units have been registered for resale under the registration statement of which this prospectus forms a part, but FCF has contractually agreed that the units and underlying securities will not be sold or transferred by it until after we have completed a business combination.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038.

Shares Eligible for Future Sale

Immediately after this offering, we will have 5,333,334 shares of common stock outstanding, or 5,933,334 shares if the over-allotment option is exercised in full. Of these shares, the 4,000,000 shares sold in this offering, or 4,600,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. The initial shares (amounting to 1,000,000 shares of common stock) held by our initial stockholders are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. As more fully described below in “– SEC Position on Rule 144 Sales,” these shares may be re-sold only pursuant to an effective registration statement. Notwithstanding this restriction, all of those shares have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus and will be released prior to that date only upon a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities.

The Insider Units have been registered for resale under the registration statement of which this prospectus forms a part. However, the purchaser of the Insider Units has contractually agreed that the units and underlying securities will not be sold or transferred by it prior to the consummation of a business combination.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•

1% of the number of shares of common stock then outstanding, which will equal 53,333 shares immediately after this offering (or 59,333 if the over-allotment option is exercised in full); and

•

if the common stock is listed on a national securities exchange or on The Nasdaq Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, act as “underwriters” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of our initial shares will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to EarlyBirdCapital, and EarlyBirdCapital has agreed to purchase on a firm commitment basis, 4,000,000 units.

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York and Rhode Island. In New York and Hawaii, we have relied on exemptions from the state registration requirements for transactions between an issuer and an underwriter involving a firm-commitment underwritten offering. In the other states, we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

We will file periodic and annual reports under the Securities Exchange Act of 1934. Therefore, under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements. However, states are permitted to require notice filings and collect fees with regard to these transactions, and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required:

•

Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, South Dakota, Utah, the Virgin Islands, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the following states currently permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been submitted and the required fees have been paid:

•

The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Pricing of Securities

We have been advised by the underwriter that it proposes to offer the units to the public at the offering price set forth on the cover page of this prospectus. The underwriter may allow some dealers concessions not in excess of $______ per unit and the dealers may reallow a concession not in excess of $______ per unit to other dealers.

Prior to this offering, there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriter. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•

the history and prospects of companies whose principal business is the acquisition of other companies;

•

prior offerings of those companies;

•

our prospects for acquiring an operating business at attractive values;

•

our capital structure;

•

an assessment of our management and their experience in identifying operating companies;

•

general conditions of the securities markets at the time of the offering; and

•

other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriter is unable to compare our financial results and prospects with those of public companies operating in the same industry.

See also “Proposed Business — Factors Considered in Determining Offering Size and Amount to be Deposited in Trust.”

Over-Allotment Option

We have also granted to the underwriter an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 600,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriter may exercise that option if it sells more units than the total number set forth above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriter and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriter of its over-allotment option. In addition, there are no commissions and discounts payable with respect to the Insider Units.

	Per unit	No Exercise of Over-Allotment Option	Full Exercise of Over-Allotment Option

Public offering price	$6.00	$24,000,000	$27,600,000
Underwriting Discount (1)	$0.42	$1,680,000	$1,932,000
Non-accountable Expense Allowance (2)	$0.06	$240,000	$240,000
Proceeds before expenses (3)	$5.52	$22,080,000	$25,428,000

——————

(1)

$240,000 of the underwriting discounts (or $366,000 if the underwriter’s over-allotment option is exercised in full) will not be payable unless and until we complete a business combination. The underwriter has waived its right to receive such payment upon our liquidation if we are unable to complete a business combination.

(2)

The non-accountable expense allowance is not payable with respect to the units sold upon exercise of the over-allotment option.

(3)

The offering expenses are estimated at $380,000.

Purchase Option

We have agreed to sell to EarlyBirdCapital, for $100, an option to purchase up to a total of 400,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $7.50 per unit (125% of the unit price), and may be exercised on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 400,000 units, the 400,000 shares of common stock and the 800,000 warrants underlying such units, and the 800,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part of, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. We will have no obligation to net cash settle the exercise of the purchase option or the warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the purchase option or underlying warrants, the purchase option or warrants, as applicable, will expire worthless.

The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriter to bid for or purchase our securities before the distribution of the securities is completed. The distribution of the units in this offering will be completed once all the units have been sold, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. However, the underwriter may engage in the following activities in accordance with the rules:

•

Stabilizing Transactions. The underwriter may make bids or purchases for the purpose of preventing or retarding a decline in the price of our securities, so long as stabilizing bids do not exceed the offering price of $6.00.

•

Over-Allotments and Syndicate Coverage Transactions. The underwriter may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriter creates a short position during the offering, the underwriter may engage in syndicate covering transactions by purchasing our securities in the open market. The underwriter may also elect to reduce any short position by exercising all or part of the over-allotment option.

•

Penalty Bids. The underwriter may reclaim a selling concession from a selected dealer when the unit originally sold by the selected dealer is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Neither we nor the underwriter makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

Although we are not under any contractual obligation to engage the underwriter to provide any services for us after this offering, and have no present intent to do so, the underwriter may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If the underwriter provides services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date which is 90 days after the date of this prospectus, unless the National Association of Securities Dealers determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriter against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Proskauer Rose LLP, New York, New York. Graubard Miller, New York, New York, is acting as counsel for the underwriter in this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon their report given upon the authority of Goldstein Golub Kessler LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

FORTISSIMO ACQUISITION CORP.

(a development stage corporation)

FINANCIAL STATEMENTS
As of March 31, 2006

In U.S. Dollars

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Fortissimo Acquisition Corp.

We have audited the accompanying balance sheets of Fortissimo Acquisition Corp. (a development stage corporation) (the “Company”) as of March 31, 2006 and December 31, 2005, and the related statements of operations, stockholders’ equity and cash flows for the periods from January 1, 2006 to March 31, 2006, December 27, 2005 (inception) to December 31, 2005, and the cumulative period from December 27, 2005 (inception) to March 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2006 and December 31, 2005, and the results of its operations and its cash flows for the period from January 1, 2006 to March 31, 2006, December 27, 2005 (inception) to December 31, 2005, and the cumulative period from December 27, 2005 (inception) to March 31, 2006 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has a net loss, working capital deficiency and has no operations. This raises substantial doubt about the Company’s ability to continue as a going concern. As discussed in Note 2, the Company is in the process of raising capital through a Proposed Offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Goldstein Golub Kessler LLP
GOLDSTEIN GOLUB KESSLER LLP
New York, New York May 30, 2006, except for the second paragraph of Note 2, as to which the date is July 31, 2006

FORTISSIMO ACQUISITION CORP.

(a development stage corporation)

BALANCE SHEETS

	March 31, 2006	December 31, 2005

ASSETS

Current Assets:
Cash	$2,177	$67,500
Total current assets	2,177	67,500
Deferred offering costs (Note 4)	238,158	27,000

Total assets	$240,335	$94,500

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accrued expenses	$103,685	$17,500
Loans from related party (Note 5)	115,000	55,000
Total current liabilities	218,685	72,500

Commitments (Note 7)

Stockholders’ Equity:
Preferred stock – $.0001 par value; 1,000,000 authorized; none issued or outstanding (Note 8)	—	—
Common stock – $.0001 par value; 21,000,000 authorized; 1,000,000 issued and outstanding	100	100
Additional paid-in capital	24,900	24,900
Deficit accumulated during the development stage	(3,350)	(3,000)

Total stockholders’ equity	21,650	22,000

Total liabilities and stockholders’ equity	$240,335	$94,500

The accompanying notes should be read in conjunction
with the financial statements.

FORTISSIMO ACQUISITION CORP.

(a development stage corporation)

STATEMENTS OF OPERATIONS

	For the period from January 1, 2006 to March 31, 2006	For the period from December 27, 2005 (inception) to December 31, 2005	For the period from December 27, 2005 (inception) to March 31, 2006

Formation expenses	$—	$3,000	$3,000
Other expenses	350	—	350
Net loss for the period	$(350)	$(3,000)	$(3,350)

Weighted average number of shares outstanding, basic and diluted	1,000,000	1,000,000	1,000,000

Net loss per share	$(0.00)	$(0.00)	$(0.00)

The accompanying notes should be read in conjunction
with the financial statements.

FORTISSIMO ACQUISITION CORP.

(a development stage corporation)

STATEMENTS OF STOCKHOLDERS’ EQUITY

For the period from December 27, 2005 (inception) to March 31, 2006

	Common Stock		Additional Paid in Capital	Deficit Accumulated During the Development Stage	Total
	Shares	Amount

Issuance of Common Stock to initial stockholders on December 30, 2005 at $.025 per share	1,000,000	$100	$24,900	$—	$25,000

Net loss for the period	—	—	—	(3,000)	(3,000)

Balance as of December 31, 2005	1,000,000	$100	$24,900	$(3,000)	$22,000

Net loss for the period	—	—	—	(350)	(350)

Balance as of March 31, 2006	1,000,000	$100	$24,900	$(350)	$21,650

The accompanying notes should be read in conjunction
with the financial statements.

FORTISSIMO ACQUISITION CORP.

(a development stage corporation)

STATEMENTS OF CASH FLOWS

	For the period from January 1, 2006 to March 31, 2006	For the period from December 27, 2005 (inception) to December 31, 2005	For the period from December 27, 2005 (inception) to March 31, 2006

Cash flows from operating activities:

Net loss	$(350)	$(3,000)	$(3,350)
Increase (decrease) in accrued expenses	(2,650)	3,000	350

Net cash used in operating activities	(3,000)	—	(3,000)

Cash flows from financing activities:

Proceeds from issuance of shares of common stock	—	25,000	25,000
Proceeds from loans from related party	60,000	55,000	115,000
Payment of deferred offering costs	(122,323)	(12,500)	(134,823)

Net cash provided by (used in) financing activities	(62,323)	67,500	5,177

Increase (decrease) in cash	(65,323)	67,500	2,177
Cash at the beginning of the period	67,500	—	—

Cash at the end of the period	$2,177	$67,500	$2,177

Supplemental schedule of non-cash financing activity:
Accrual of offering costs	$88,335	$14,500	$103,335

The accompanying notes should be read in conjunction
with the financial statements.

FORTISSIMO ACQUISITION CORP.

(a development stage corporation)

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS

Fortissimo Acquisition Corp. (the “Company”) was incorporated in Delaware on December 27, 2005 as a blank check company to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business that has operations or facilities located in Israel, or that is a company operating outside of Israel which the management believes would benefit from establishing operations or facilities in Israel (a “Target Business”).

At March 31, 2006, the Company had not yet commenced any operations. All activity through March 31, 2006 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 4,000,000 units (the “Units”) which is discussed in Note 2 (the “Proposed Offering”). This factor raises substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements are prepared assuming the Company will continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with a Target Business (a “Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least $5.79 per Unit sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. The Company’s directors have severally agreed that they will be personally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. However, there can be no assurance that the directors will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions, tax payments, and continuing general and administrative expenses.

Fortissimo Capital Fund GP, L.P., (“FCF”), one of the Company’s initial stockholders, has committed to purchase an aggregate of 333,334 units (the “Insider Units”) at $6.00 per unit (for an aggregate purchase price of $2,000,004) from the Company. This purchase will take place on a private placement basis simultaneously with the consummation of the Proposed Offering. All of the proceeds received from the sale of the Insider Units will be placed in the Trust Account. The Insider Units will be identical to the units being offered in the Proposed Offering to the public; however, FCF has waived the right to receive distributions upon a liquidation of the Company prior to a Business Combination with respect to the securities underlying the Insider Units. The Insider Units are being registered for resale along with the Units in the Proposed Offering, but FCF has contractually agreed that the Insider Units and underlying securities will not be sold or transferred by it until after the completion of a Business Combination.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. Pursuant to the provisions of the Company’s Amended and Restated Certificate of Incorporation, which cannot by their terms be amended prior to the consummation of a Business Combination, in the event that stockholders owning 20% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering (“Initial Stockholders”) have agreed to vote their 1,000,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

FORTISSIMO ACQUISITION CORP.

(a development stage corporation)

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS – (continued)

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

The Company’s Amended and Restated Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including the Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering).

NOTE 2 — PROPOSED PUBLIC OFFERING

The Proposed Offering calls for the Company to offer for public sale up to 4,000,000 Units at a proposed offering price of $6.00 per Unit (plus up to an additional 600,000 units solely to cover over-allotments, if any). Each Unit consists of one share of the Company’s common stock and two Redeemable Common Stock Purchase Warrants (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination and one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Company may redeem the Warrants, with the prior consent of the underwriter in the Proposed Offering (“Underwriter”), at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In the event the Company calls the Warrants for redemption, the Company shall have the ability to determine whether holders of those Warrants shall be required to pay the exercise price in cash or whether they shall be required to exercise the Warrants on a cashless basis. If the Company redeems the Warrants as described above, management will have the option to require any holder that wishes to exercise his Warrant to do so on a “cashless basis.” In such event, the holder would pay the exercise price by surrendering his Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of Warrants.

The Company has agreed to pay the Underwriter in the Proposed Offering an underwriting discount of 7% of the gross proceeds of the Proposed Offering and a non-accountable expense allowance of 1% of the gross proceeds of the Proposed Offering. However, the underwriter has agreed that 1.0% (or 1.3261% if the over-allotment option is exercised) of the underwriting discounts will not be payable unless and until the Company completes a Business Combination and has waived its right to receive such payment upon the Company’s liquidation if the Company is unable to complete a Business Combination. The Company will also issue an option, for $100, to the Underwriter, on the effective date of the registration statement relating to the Proposed Offering, to purchase 400,000 Units at an exercise price of $7.50 per Unit (the “Underwriter’s Option”). The Underwriter’s Option may be exercised on a cashless basis, commencing on the later of the consummation of a Business Combination and one year from the date of the IPO. The Underwriter’s Option expires five years from the date of the IPO. The Company intends to account for the fair value of the Underwriter’s option, inclusive of the receipt of the $100 cash payment, as an expense of the public offering resulting in a charge directly to stockholders’ equity. The Company estimates that the fair value of the Underwriter’s Option is approximately $1,529,710 ($3.82 per Unit) using a Black-Scholes option-pricing model.

FORTISSIMO ACQUISITION CORP.

(a development stage corporation)

NOTE 2 — PROPOSED PUBLIC OFFERING – (continued)

The fair value of the Underwriter’s Option is estimated as of the date of grant using the following assumptions: (1) expected volatility of 80.2%, (2) risk-free interest rate of 5.23% and (3) expected life of 5 years. The expected volatility in the preceding sentence was calculated as an average of the volatilities of publicly-traded companies in the United States, with a market capitalization between $20 million and $200 million, which are Israeli or Israeli-related. In calculating volatility for the representative companies, we used daily historical volatilities for the period of time equal to the term of the option (5 years). The Underwriter’s Option may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the option without the payment of any cash. The Warrants underlying such Units will be exercisable at $5.00 per share. The Company will have no obligation to net cash settle the exercise of the Underwriter’s Option or the Warrants underlying the Underwriter’s Option. The holder of the Underwriter’s Option will not be entitled to exercise the Underwriter’s Option or the Warrants underlying the Underwriter’s Option unless a registration statement covering the securities underlying the Underwriter’s Option is effective or an exemption from registration is available. If the holder is unable to exercise the Underwriter’s Option or underlying Warrants, the Underwriter’s Option or Warrants, as applicable, will expire worthless.

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

a.

Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

b.

Loss per common stock:

Net loss per share is computed based on the weighted average number of shares of common stock outstanding.

c.

Recently issued accounting pronouncements:

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 4 — DEFERRED OFFERING COSTS

Deferred offering costs consist of legal, underwriting and other fees and expenses incurred through March 31, 2006 and December 31, 2005, respectively, in connection with the Proposed Offering. Upon consummation of the Proposed Offering, these expenses will be charged to equity, or charged to expense if the offering is not completed. The Company has incurred additional deferred offering costs subsequent to the balance sheet date.

NOTE 5 — LOANS FROM RELATED PARTY

A related party has committed to loan to the Company the funds necessary to cover a portion of the Proposed Offering expenses, of which it has paid $115,000 to the Company as of March 31, 2006. The loans are in U.S. dollars and bear no interest. Of the total amount, $55,000 is due upon the earlier to occur of December 28, 2006 and the consummation of an initial public offering of the Company’s securities, and $60,000 is due upon the earlier to occur of January 29, 2007 and the consummation of an initial public offering of the Company’s securities.

Due to the short-term nature of the loans, the fair value of the loans approximates their carrying amounts.

FORTISSIMO ACQUISITION CORP.

(a development stage corporation)

NOTE 6 — INCOME TAXES

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset, principally for the tax effect of net operating loss carryforwards, aggregating approximately $1,150 and $1,000 at March 31, 2006 and December 31, 2005, respectively. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance.

The effective tax rate differs from the statutory rate of 34% due to the valuation allowance.

NOTE 7 — COMMITMENTS

The Company presently occupies office space provided by an affiliate of one of the Initial Stockholders. Such affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering.

The Initial Stockholders have waived their right to receive distributions with respect to their founding shares and shares included within the Insider Units upon the Company’s liquidation.

The Initial Stockholders will be entitled to registration rights with respect to their founding shares pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the third anniversary of the effective date of the Proposed Offering. In addition, the Initial Stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the third anniversary of the effective date of the Proposed Offering. The Underwriter’s Option is subject to similar registration rights.

The Company has also agreed to pay fees and issue securities to the Underwriter in the Proposed Offering as described in Note 2 above.

NOTE 8 — PREFERRED STOCK

The Company is authorized to issue up to 1,000,000 shares of Preferred Stock with such designations, voting, and other rights and preferences as may be determined from time to time by the Board of Directors.

Prior to the consummation of a Business Combination, the Company may not issue Preferred Stock which participates in the proceeds of the Trust Account, or which votes as a class with the Common Stock on a Business Combination.

Through and including ____________, 2006 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$24,000,000 Fortissimo Acquisition Corp. 4,000,000 Units

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

TABLE OF CONTENTS	PROSPECTUS
Page

Prospectus Summary

1

Summary Financial Data

10

Risk Factors

11

Use of Proceeds

27

Dilution

30

Capitalization

31

Management’s Discussion and Analysis of
Financial Condition and Results of
Operations

32

Proposed Business

34

Management

48

Principal Stockholders

53

Certain Transactions

55

Description of Securities

57

Underwriting

62

Legal Matters

65

Experts

65

Where You Can Find Additional Information

65

Financial Statements

F-1

EarlyBirdCapital, Inc.

_______ __, 2006

[Alternate Page for Selling Securityholder Prospectus]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus

Subject To Completion,                 ___, 2006

PROSPECTUS

FORTISSIMO ACQUISITION CORP.

333,334 Units and Securities Underlying the Units

_____________________

This prospectus relates to the resale of 333,334 units and the securities underlying those units of Fortissimo Acquisition Corp., each unit consisting of one share of our common stock and two warrants, that may be offered and sold from time to time by the selling stockholder named in this prospectus.

The selling stockholder has agreed not to sell or otherwise dispose of any of their units and the underlying securities until after Fortissimo Acquisition Corp. has completed a business combination.

We will not receive any proceeds from the sale of the securities covered by this prospectus.

The selling stockholder may offer its securities through public or private transactions at prevailing market prices or at privately negotiated prices. The selling stockholder may make sales directly to purchasers or through brokers, agents, dealers or underwriters or through a combination of these methods. The selling stockholder will bear all commissions and other compensation paid to brokers in connection with the sale of its securities.

On the date of this Prospectus, a registration statement under the Securities Act with respect to an underwritten public offering of 4,000,000 units, each unit consisting of one share of our common stock and two warrants (without giving effect to the overallotment option granted to the underwriter to purchase an additional 600,000 units), was declared effective by the Securities and Exchange Commission.

Our units are quoted on the OTC Bulletin Board under the symbol “____”, our common stock is quoted on the OTC Bulletin Board under the symbol “____” and our warrants are quoted on the OTC Bulletin Board under the symbol “____”.  On _____, 200_, the closing sale price of our units, common stock and warrants was $____ per unit, $____ per share and $____ per warrant, respectively.

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.

SEE “RISK FACTORS” BEGINNING ON PAGE 10 OF THIS PROSPECTUS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
TOTHE CONTRARY IS A CRIMINAL OFFENSE.

________ ___, 2006

[Alternate Page for Selling Securityholder Prospectus]

SELLING STOCKHOLDERS

The following table sets forth the name of each selling stockholder, the number of shares of common stock beneficially owned by each selling stockholder as of _________, 2006, the number of shares of common stock that each selling stockholder may offer and sell pursuant to this prospectus, and the number of shares of common stock to be beneficially owned by each selling stockholder after completion of this offering (assuming the sale of all shares offered by this prospectus). Because each selling stockholder may offer all or a portion of the shares of common stock offered by this prospectus from time to time after the date hereof, no estimate can be made of the number of shares that each selling stockholder may retain upon completion of this offering. However, assuming all of the shares offered by this prospectus are sold by the selling stockholders, after completion of this offering, Fortissimo Capital Fund GP, L.P. will beneficially own 16.9% of the shares of common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table directly own the shares and have sole voting and sole investment control with respect to all shares beneficially owned. Unless otherwise indicated, none of the selling stockholders beneficially own any shares of common stock pursuant to options or similar rights. The information with respect to beneficial ownership of common stock held by each selling stockholder is based upon record ownership data provided by our transfer agent, information as supplied or confirmed by the selling stockholders, statements filed with the Securities and Exchange Commission or our actual knowledge.

Except as noted in the footnotes to the table below, within the past three years, none of the selling stockholders have held any position or office with us or any of our affiliates or had a material relationship with us or any of our affiliates. In addition, none of the selling stockholders is a broker-dealer or is affiliated with a broker-dealer.

Name	Number of Units Owned Before Offering	Number of Shares of Common Stock Beneficially Owned Prior to the Offering		Number of Shares of Common Stock Offered Hereby		Number of Shares of Common Stock Beneficially Owned After the Offering

Fortissimo Capital Fund GP, L.P.(1)	333,334	1,233,334	(2)	1,000,002	(3)	900,000
Total	333,334	1,233,334	(2)	1,000,002	(3)	900,000

——————

(1)

Fortissimo Capital Fund GP, L.P. (“FCF”) is the General Partner of: (i) Fortissimo Capital Fund L.P.; (ii) Fortissimo Capital Fund (Israel) L.P. and (iii) Fortissimo Capital Fund (Israel - DP), L.P., three parallel partnerships that invest in Israeli-related technology growth companies. The general partner of FCF is Fortissimo Capital (GP) Management Ltd., a Caymans Island corporation (“FFC-GP”). The sole shareholder and director of FFC-GP is Yuval Cohen. FCF holds shares as nominee on behalf of each of these three partnerships. The pro rata allocation of the shares of our common stock owned by these three partnerships is 3.57%, 89.97% and 6.46%, respectively. FCF has agreed not to transfer these shares (other than to the three parallel partnerships), and if transferred to them, the three parallel partnerships have agreed not to transfer the shares to anyone else until the earliest of (a) three years following the date of this prospectus and (b) the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business. Each of our officers and directors is a partner of FCF, and may therefore be deemed to be beneficial holders of the shares held by FCF. Such officers and directors disclaim beneficial ownership of the shares held by FCF, except to the extent of their pecuniary interest therein. The business address of FCF is 14 Hamelacha Street, Park Afek, Rosh Ha’ayin, 48091 Israel.

(2)

Includes the 333,334 shares of common stock underlying the Insider Units.

(3)

Represents the 333,334 shares of common stock and the 666,668 warrants underlying the Insider Units.

[Alternate Page for Selling Securityholder Prospectus]

PLAN OF DISTRIBUTION

We are registering the shares of common stock offered for sale by this prospectus on behalf of the selling stockholders. As used in this section, “selling stockholders” includes donees, pledgees, distributees, transferees, or other successors-in-interest. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. We will pay all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will pay all brokerage commissions, underwriting discounts, commissions, transfer taxes and other similar selling expenses, if any, associated with the sale of the shares of common stock by them.

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales entered into after the date of this prospectus;

•

broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•

any other method permitted pursuant to applicable law.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our shares of common stock and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with NASD Rule 2440, and in the case of a principal transaction, a markup or markdown in compliance with NASD IM-2440. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the description of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus.

[Alternate Page for Selling Securityholder Prospectus]

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the description of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of our common stock and activities of the selling stockholders.

[Alternate Page for Selling Securityholder Prospectus]

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Proskauer Rose LLP, New York, New York.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon their report given upon the authority of Goldstein Golub Kessler LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

[Alternate Page for Selling Securityholder Prospectus]

333,334 Units Fortissimo Acquisition Corp.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

TABLE OF CONTENTS	PROSPECTUS
Page

Prospectus Summary

1

Summary Financial Data

10

Risk Factors

11

Use of Proceeds

27

Dilution

30

Capitalization

31

Management’s Discussion and Analysis of
Financial Condition and Results of
Operations

32

Proposed Business

34

Management

48

Principal Stockholders

53

Certain Transactions

55

Description of Securities

57

Underwriting

62

Legal Matters

65

Experts

65

Where You Can Find Additional Information

Financial Statements

F-1

_______ __, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the Underwriter’s non-accountable expense allowance) will be as follows:

	Amount to be Paid

SEC registration fee	$9,195
NASD filing fee	9,093
Legal fees and expenses	150,000
Blue Sky fees and expenses	50,000
Accounting fees and expenses	35,000
Printing and engraving expenses	60,000
Initial Trustee’s fee	1,000	(1)
Directors & Officers liability insurance premiums	100,000	(2)
Miscellaneous	65,712	(3)
Total	$480,000

——————

(1)

In addition to the initial fee that is charged by American Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to American Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.

(2)

This amount represents the approximate amount of Director and Officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.

(3)

This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares

Fortissimo Capital Fund GP, L.P.	950,000
Michael Chill	50,000

The shares of Common Stock listed above were issued on December 30, 2005 in connection with our organization. Such issuance was made pursuant to the exemption from registration contained in Section 4(2) of the

Securities Act of 1933, as amended (the “Securities Act”). Specifically, such shares were sold to a sophisticated, wealthy individual and to a partnership, each of whom was an “accredited investor” as defined in Rule 501(a) of the Securities Act. The shares issued to the entity and individual listed above were sold for an aggregate offering price of $25,000, or at a purchase price of $0.025 per share.

In January 2006, FCF transferred 50,000 of its shares to Yair Seroussi, one of our special advisors. Mr. Seroussi paid the same price for these shares – specifically, $0.025 per share or an aggregate of $1,250 – as was paid by Fortissimo Capital Fund GP, L.P., (“FCF”) and the other special advisor. The foregoing transfer was made in reliance upon exemptions from registration pursuant to the so-called Section 4(1-1/2) exemption. The foregoing transfer was made by persons or entities other than the company, underwriter or dealer and not involving any public offering. The transfer was made between accredited and sophisticated individuals or entities with no consideration being received by us and no underwriting discounts or commissions being paid with respect to such transfer. Furthermore, the transferee acknowledged that he was acquiring the shares for his own account, for investment purposes only and that he had no present intention of selling or otherwise disposing of the shares in violation of the securities laws of the United States.

In addition, FCF, one of our initial stockholders, has committed to purchase an aggregate of 333,334 units (the “Insider Units”) at $6.00 per unit (for an aggregate purchase price of $2,000,004) from us. This purchase will take place on a private placement basis simultaneously with the consummation of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The obligation to purchase the Insider Units undertaken by FCF was made pursuant to a Subscription Agreement, dated as of January 31, 2006 (which was filed as Exhibit 10.15 to the original Registration Statement on Form S-1). That obligation was made prior to the filing of the Registration Statement, and the only conditions to the obligation undertaken by FCF are conditions outside of the investor’s control. Consequently, the investment decision relating to the purchase of the Insider Units was made prior to the filing of the Registration Statement relating to the public offering and therefore constitutes a “completed private placement.”

No underwriting discounts or commissions were paid with respect to any of the sales described above.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Number	Description

1.1	Form of Underwriting Agreement.
1.2*	Form of Selected Dealers Agreement.
3.1 *	Form of Second Amended and Restated Certificate of Incorporation.
3.2*	By-laws.
4.1*	Specimen Unit Certificate.
4.2*	Specimen Common Stock Certificate.
4.3	Specimen Warrant Certificate.
4.4	Form of Unit Purchase Option to be granted to the Underwriter.
4.5	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.
5.1*	Opinion of Proskauer Rose LLP.
5.2	Opinion of Potter Anderson & Corroon LLP.
10.1*	Letter Agreement, dated January 31, 2006, among the Registrant, EarlyBirdCapital, Inc. and Fortissimo Capital Fund GP, L.P.
10.2*

Letter Agreement, dated January 31, 2006, among the Registrant, EarlyBirdCapital, Inc., Fortissimo Capital Fund L.P., Fortissimo Capital Fund (Israel) L.P. and Fortissimo Capital Fund (Israel -DP), L.P.

10.3*	Letter Agreement, dated January 31, 2006, among the Registrant, EarlyBirdCapital, Inc. and Yair Seroussi.
10.4*	Letter Agreement, dated January 31, 2006, among the Registrant, EarlyBirdCapital, Inc. and Michael Chill.
10.5*	Letter Agreement, dated January 31, 2006, among the Registrant, EarlyBirdCapital, Inc. and Yuval Cohen.

Number	Description

10.6*	Letter Agreement, dated January 31, 2006, among the Registrant, EarlyBirdCapital, Inc. and Eli Blatt.
10.7*	Letter Agreement, dated January 31, 2006, among the Registrant, EarlyBirdCapital, Inc. and Marc Lesnick.
10.8*	Letter Agreement, dated January 31, 2006, among the Registrant, EarlyBirdCapital, Inc. and Shmoulik Barashi.
10.9*	Letter Agreement, dated January 31, 2006, among the Registrant, EarlyBirdCapital, Inc. and Yochai Hacohen.
10.10	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.
10.11*	Form of Stock Escrow Agreement between the Registrant, American Stock Transfer & Trust Company and the Initial Stockholders.
10.12*	Form of Promissory Note issued to Fortissimo Capital Fund GP, L.P.
10.13*	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.
10.14*	Letter Agreement, dated January 31, 2006, between the Registrant and each of the Initial Stockholders.
10.15(a)*	Subscription Agreement, dated January 31, 2006, between the Registrant and Fortissimo Capital Fund GP, L.P.
10.15(b)*	Amendment No. 1 to Subscription Agreement, dated March 10, 2006.
10.16*	Form of Letter Agreement between the Registrant and Fortissimo Capital Management Company Ltd. regarding administrative support.
10.17	Letter Agreement, dated August 7, 2006, among the Registrant and Fortissimo Capital Fund GP, L.P.
10.18	Form of Indemnification Agreement, dated August 7, 2006, among Fortissimo Capital Fund GP, L.P. and each of the Registrant’s officers and directors.
23.1	Consent of Goldstein Golub Kessler LLP.
23.2*	Consent of Proskauer Rose LLP (included in Exhibit 5.1).
23.3	Consent of Potter Anderson & Corroon LLP (included in Exhibit 5.2).
24.1*	Power of Attorney.

——————

*

Previously filed.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to obtain the agreement from its existing stockholders prior to this offering that such stockholders will waive conversion rights with respect to any shares of common stock owned by them, directly or indirectly, in connection with the vote for a proposed business combination. The undersigned registrant undertakes to file such agreement with the Securities and Exchange Commission by a post-effective amendment to this registration statement. Moreover, the undersigned registrant further undertakes to not allow any of the existing stockholders to exercise any conversion rights in connection with a business combination.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Rosh Ha’ayin, Israel, on this 7th day of August, 2006.

FORTISSIMO ACQUISITION CORP.

By:	/s/ Yuval Cohen
Yuval Cohen Chairman and Chief Executive Officer (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Yuval Cohen	Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)	August 7, 2006
Yuval Cohen

*	Chief Financial Officer, Secretary and Director (principal financial and accounting officer)	August 7, 2006
Eli Blatt

/s/ Marc Lesnick	Vice President, Assistant Secretary and Director	August 7, 2006
Marc Lesnick

*	Vice President and Director	August 7, 2006
Shmoulik Barashi

*	Vice President and Director	August 7, 2006
Yochai Hacohen

*By:	/s/ Marc Lesnick
Marc Lesnick Attorney-in-fact

INDEX TO EXHIBITS

Number	Description

1.1	Form of Underwriting Agreement.
1.2*	Form of Selected Dealers Agreement.
3.1 *	Form of Second Amended and Restated Certificate of Incorporation.
3.2*	By-laws.
4.1*	Specimen Unit Certificate.
4.2*	Specimen Common Stock Certificate.
4.3	Specimen Warrant Certificate.
4.4	Form of Unit Purchase Option to be granted to the Underwriter.
4.5	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.
5.1*	Opinion of Proskauer Rose LLP.
5.2	Opinion of Potter Anderson & Corroon LLP.
10.1*	Letter Agreement, dated January 31, 2006, among the Registrant, EarlyBirdCapital, Inc. and Fortissimo Capital Fund GP, L.P.
10.2*

Letter Agreement, dated January 31, 2006, among the Registrant, EarlyBirdCapital, Inc., Fortissimo Capital Fund L.P., Fortissimo Capital Fund (Israel) L.P. and Fortissimo Capital Fund (Israel -DP), L.P.

10.3*	Letter Agreement, dated January 31, 2006, among the Registrant, EarlyBirdCapital, Inc. and Yair Seroussi.
10.4*	Letter Agreement, dated January 31, 2006, among the Registrant, EarlyBirdCapital, Inc. and Michael Chill.
10.5*	Letter Agreement, dated January 31, 2006, among the Registrant, EarlyBirdCapital, Inc. and Yuval Cohen.
10.6*	Letter Agreement, dated January 31, 2006, among the Registrant, EarlyBirdCapital, Inc. and Eli Blatt.
10.7*	Letter Agreement, dated January 31, 2006, among the Registrant, EarlyBirdCapital, Inc. and Marc Lesnick.
10.8*	Letter Agreement, dated January 31, 2006, among the Registrant, EarlyBirdCapital, Inc. and Shmoulik Barashi.
10.9*	Letter Agreement, dated January 31, 2006, among the Registrant, EarlyBirdCapital, Inc. and Yochai Hacohen.
10.10	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.
10.11*	Form of Stock Escrow Agreement between the Registrant, American Stock Transfer & Trust Company and the Initial Stockholders.
10.12*	Form of Promissory Note issued to Fortissimo Capital Fund GP, L.P.
10.13*	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.
10.14*	Letter Agreement, dated January 31, 2006, between the Registrant and each of the Initial Stockholders.
10.15(a)*	Subscription Agreement, dated January 31, 2006, between the Registrant and Fortissimo Capital Fund GP, L.P.
10.15(b)*	Amendment No. 1 to Subscription Agreement, dated March 10, 2006.
10.16*	Form of Letter Agreement between the Registrant and Fortissimo Capital Management Company Ltd. regarding administrative support.
10.17	Letter Agreement, dated August 7, 2006, among the Registrant and Fortissimo Capital Fund GP, L.P.
10.18	Form of Indemnification Agreement, dated August 7, 2006, among Fortissimo Capital Fund GP, L.P. and each of the Registrant’s officers and directors.
23.1	Consent of Goldstein Golub Kessler LLP.
23.2*	Consent of Proskauer Rose LLP (included in Exhibit 5.1).
23.3	Consent of Potter Anderson & Corroon LLP (included in Exhibit 5.2).
24.1*	Power of Attorney.

——————

*

Previously filed.